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                                                                   Exhibit 10.13

                          BUILD-TO-SUIT LEASE AGREEMENT

                                  BY AND AMONG

   200 CORPORATE DRIVE, L.L.C., A DELAWARE LIMITED LIABILITY COMPANY, LANDLORD

              RAYOVAC CORPORATION, A WISCONSIN CORPORATION, TENANT

   HIGGINS DEVELOPMENT PARTNERS, L.L.C., A DELAWARE LIMITED LIABILITY COMPANY,
                                    DEVELOPER

 THAT CERTAIN WAREHOUSE, DISTRIBUTION, PACKAGING AND OFFICE FACILITY LOCATED IN
           THE LEE COUNTY BUSINESS PARK IN DIXON, LEE COUNTY, ILLINOIS

                             DATED AS OF MAY 2, 2002

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                                TABLE OF CONTENTS

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ARTICLE 1.   TERM OF SUBLEASE..................................................................2

      SECTION 1.1    CONVEYANCE CONTINGENCY....................................................2
      SECTION 1.2    INITIAL TERM..............................................................2
      SECTION 1.3    DELIVERY DATE; INITIAL TERM COMMENCEMENT DATE.............................3
      SECTION 1.4    OPTIONS TO RENEW..........................................................3
      SECTION 1.5    EXERCISE OF OPTIONS TO RENEW..............................................3
      SECTION 1.6    LETTER OF CREDIT..........................................................4

ARTICLE 2.   CONSTRUCTION OF INITIAL IMPROVEMENTS.............................................11

      SECTION 2.1    PLANS - CONSTRUCTION - COST OF WORK - TENANT IMPROVEMENT ALLOWANCE.......11
      SECTION 2.2    COMPLETION OF IMPROVEMENTS...............................................11
            (a)   Completion Date for Initial Improvements....................................11
            (b)   Permitted Delays............................................................11
            (c)   Affect of Permitted Delays..................................................13
      SECTION 2.3    TENANT'S REMEDIES FOR DELAY IN COMPLETION OF IMPROVEMENTS................14

ARTICLE 2A.  EXPANSION SPACE..................................................................15

      SECTION 2A.1      OPTION TO EXPAND; EXPANSION NOTICE....................................15
      SECTION 2A.2      LANDLORD'S PROPOSAL FOR EXPANSION SPACE PARAMETERS AND BASE RENT......16
      SECTION 2A.3      INTENTIONALLY DELETED.................................................18
      SECTION 2A.4      PREPARATION OF EXPANSION PLANS........................................18
      SECTION 2A.5      EXPANSION COMMENCEMENT DATE...........................................19
      SECTION 2A.6      SCOPE OF WORK - EXPANSION SPACE.......................................19
      SECTION 2A.7      EXPANSION CHANGE ORDERS...............................................20
      SECTION 2A.8      WARRANTY AS TO EXPANSION SPACE........................................20
      SECTION 2A.9      EXPANSION PUNCH LIST..................................................20
      SECTION 2A.10     EXPANSION COSTS.......................................................20

ARTICLE 3.   RENT AND OTHER CHARGES...........................................................21

      SECTION 3.1    BASE RENT................................................................21
            (a)   Payment of Base Rent........................................................21
            (b)   Base Rent During Term for Initial Improvements..............................21
            (c)   Base Rent Adjustment for Initial Improvements...............................21
            (d)   Base Rent During Term for Expansion Space...................................22
            (e)   Expansion Base Rent Adjustment..............................................22
            (f)   Initial Improvements Change Order Base Rent.................................22
            (g)   Initial Improvements Change Order Base Rent Adjustment......................23
            (h)   Base Rent Adjustment Memorandum.............................................23
      SECTION 3.2    PRORATION OF BASE RENT...................................................23
      SECTION 3.3    ADDITIONAL CHARGES.......................................................23
      SECTION 3.4    PAYMENT PAYABLE WITHOUT PRIOR DEMAND; MAXIMUM RATE OF INTEREST...........24

ARTICLE 4.   PAYMENT OF TAXES, ASSESSMENTS, ETC...............................................24

      SECTION 4.1    ADDITIONAL CHARGES.......................................................24
      SECTION 4.2    RENT TAXES...............................................................25
      SECTION 4.3    RECEIPTS FOR IMPOSITIONS.................................................25
      SECTION 4.4    LANDLORD'S AND TENANT'S RIGHT TO CONTEST IMPOSITIONS.....................26

ARTICLE 5.   INSURANCE........................................................................26

      SECTION 5.1    LANDLORD'S INSURANCE.....................................................26
            (a)   Intentionally Deleted.......................................................26
            (b)   Property Insurance..........................................................26
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            (c)   Business Interruption Insurance.............................................27
            (d)   Insurance Companies.........................................................27
      SECTION 5.2    TENANT'S INSURANCE.......................................................27
            (a)   Tenant's Property Insurance.................................................27
            (b)   Tenant's Property Insurance.................................................27
            (b)   Tenant's Commercial Liability Insurance.....................................27
            (c)   Worker's Compensation Insurance.............................................28
            (d)   Insurance Approval..........................................................28
            (e)   Cancellation Notice.........................................................28
      SECTION 5.3    OTHER INSURANCE PROVISIONS...............................................28
            (a)   Increased Limits............................................................28
            (a)   Increased Limits............................................................28
            (b)   Blanket Coverage............................................................28
      SECTION 5.4    TENANT'S CONTRACTOR'S INSURANCE..........................................29
      SECTION 5.5    WAIVER OF SUBROGATION....................................................29
      SECTION 5.6    RECOVERY OF DAMAGES......................................................29

ARTICLE 6.   USE, MAINTENANCE AND MANAGEMENT OF DEMISED PREMISES..............................30

      SECTION 6.1    PREMISES USE.............................................................30
      SECTION 6.2    TENANT'S OPERATIONS, REPAIRS AND MAINTENANCE; END TERM COST SHARING......30
            (a)   Tenant's Operations, Repairs and Maintenance................................30
            (b)   End Term Cost Sharing.......................................................31
      SECTION 6.3    MISUSE OR NEGLECT........................................................33

ARTICLE 7.   COMPLIANCE WITH LAWS AND ORDINANCES..............................................33

      SECTION 7.1    COMPLIANCE...............................................................33
      SECTION 7.2    OTHER COMPLIANCE.........................................................34
      SECTION 7.3    ENVIRONMENTAL MATTERS....................................................34
            (a)   Landlord and Tenant Mutual Covenants........................................34
            (b)   Definitions.................................................................34
            (c)   Landlord Representation; Landlord Indemnity.................................35
            (d)   Developer Indemnity.........................................................36
            (e)   Tenant Covenant; Tenant Indemnity...........................................36
            (f)   Notice......................................................................36
            (g)   Exclusive Remedy and Survival...............................................37
            (h)   Compliance with Other Laws..................................................37
            (i)   Storage of Hazardous Materials..............................................37

ARTICLE 8.   MECHANIC'S LIENS AND OTHER LIENS.................................................37

      SECTION 8.1    LIENS AND RIGHT OF CONTEST...............................................37
      SECTION 8.2    LIENS CAUSED BY LANDLORD'S WORK..........................................38
      SECTION 8.3    OTHER LIENS..............................................................39

ARTICLE 9.   INTENT OF PARTIES................................................................39

      SECTION 9.1    NET RENT.................................................................39
      SECTION 9.2    LANDLORD'S PERFORMANCE FOR TENANT........................................39
      SECTION 9.3    PAYMENT FOR LANDLORD'S PERFORMANCE FOR TENANT............................39

ARTICLE 10.  DEFAULTS AND LANDLORD'S REMEDIES.................................................39

      SECTION 10.1      DEFAULT...............................................................39
      SECTION 10.2      RENT AFTER DEFAULT....................................................41
      SECTION 10.3      RE-LETTING AFTER DEFAULT..............................................41
      SECTION 10.4      ACCEPTANCE AFTER DEFAULT; NO WAIVER...................................41
      SECTION 10.5      REMEDIES CUMULATIVE...................................................42

ARTICLE 11   DESTRUCTION AND RESTORATION......................................................42

            Section 11.1  Restoration.........................................................42
            Section 11.2  Insurance Proceeds..................................................43
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ARTICLE 12   CONDEMNATION.....................................................................43

            Section 12.1  Total Condemnation..................................................43
            Section 12.2  Partial Condemnation................................................43
            Section 12.3  Restoration After Condemnation......................................44
            Section 12.4  Rent Adjustment.....................................................44

ARTICLE 13   ASSIGNMENT, SUBLETTING, ETC......................................................44

            Section 13.1  Permitted Transfers.................................................44
            Section 13.2  Subsequent Assignments..............................................45
            Section 13.3  Transfer Upside.....................................................45
            Section 13.4  Recapture...........................................................46
            Section 13.5  Ineffective Assignment..............................................46

ARTICLE 14.  SUBORDINATION, NON-DISTURBANCE, NOTICE TO MORTGAGEE AND
ATTORNMENT....................................................................................46

      SECTION 14.1      SUBORDINATION.........................................................46
      SECTION 14.2      MORTGAGEE PROTECTION CLAUSE...........................................47
      SECTION 14.3      ATTORNMENT............................................................47

ARTICLE 15.  INTENTIONALLY LEFT BLANK.........................................................47

ARTICLE 16.  TRADE FIXTURES...................................................................47

      SECTION 16.1      TRADE FIXTURES........................................................47

ARTICLE 17.  CHANGES AND ALTERATIONS..........................................................48

ARTICLE 18.  SURRENDER OF PREMISES............................................................50

      SECTION 18.1      SURRENDER OF POSSESSION...............................................50

ARTICLE 19.  MISCELLANEOUS PROVISIONS.........................................................51

      SECTION 19.1      RIGHT OF INSPECTION...................................................51
      SECTION 19.2      DISPLAY OF DEMISED PREMISES...........................................51
      SECTION 19.3      INDEMNITIES...........................................................52
            (a)   Tenant......................................................................52
            (b)   Landlord....................................................................52
      SECTION 19.4      NOTICES...............................................................53
      SECTION 19.5      AUTHORIZED INDIVIDUALS................................................54
      SECTION 19.6      QUIET ENJOYMENT.......................................................54
      SECTION 19.7      LANDLORD AND SUCCESSORS...............................................54
      SECTION 19.8      LIMITATION ON LANDLORD'S LIABILITY....................................55
      SECTION 19.9      ESTOPPELS.............................................................55
      SECTION 19.10     SEVERABILITY; GOVERNING LAWS..........................................55
      SECTION 19.11     BINDING EFFECT........................................................55
      SECTION 19.12     CAPTIONS..............................................................55
      SECTION 19.13     LANDLORD - TENANT RELATIONSHIP........................................55
      SECTION 19.14     LANDLORD'S PROPERTY...................................................56
      SECTION 19.15     SURVIVAL..............................................................56
      SECTION 19.16     CLAIMS................................................................56
      SECTION 19.17     REASONABLENESS........................................................56
      SECTION 19.18     REAL ESTATE BROKER....................................................56
      SECTION 19.20     DELIVERY OF CORPORATE DOCUMENTS.......................................56
      SECTION 19.21     EXHIBITS; RIDER PROVISIONS............................................57
      SECTION 19.22     ATTORNEYS' FEES.......................................................57
      SECTION 19.23     TIME IS OF THE ESSENCE................................................57
      SECTION 19.24     DEVELOPER'S LIABILITIES...............................................57
      SECTION 19.25     LANDLORD'S WAIVER OF MODIFICATIONS....................................58
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      SECTION 19.26     MEMORANDUM OF SUBLEASE................................................58
      SECTION 19.27     TENANT'S EXCLUSIVE POSSESSION.........................................58
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                                GLOSSARY OF TERMS

    Defined Term                               Section/Paragraph
    ------------                               -----------------

      ADA                                        Work Letter, Sec. 4
      Actual Cost of the Work                    Work Letter, Sec. 7
      Additional Charges                         Section 3.3
      Allowance                                  Work Letter, Sec. 7
      Application for Payment                    Work Letter, Sec. 17
      Approved Plan Components                   Work Letter, Sec. 2
      Architect                                  Work Letter, Sec. 3
      Base Rent                                  Section 3.1(a)
      Base Rent Adjustment                       Section 3.1(c)
      Bidders                                    Work Letter, Sec. 8
      Budget                                     Work Letter, Sec. 7
      Building                                   Recital B
      Business Days                              Section 1.6(e)
      Business Interruption Insurance            Section 5.1(c)
      Building Rules                             Work Letter, Sec. 4
      Building Systems                           Section 6.2(A)
      Capital Replacement                        Section 6.2(b)
      Capital Replacement Costs                  Section 6.2(b)
      Capital Replacement Interest               Section 6.2(b)
      Capital Replacement Notice                 Section 6.2(b)
      Cash Deposit                               Section 1.6
      Change Order                               Work Letter, Sec. 11
      Change Order Base Rent Adjustment          Section 3.1(g)
      Change Order Cost                          Work Letter, Sec. 9
      Change Order Cost Cap                      Work Letter, Sec. 9
      Changes In Law                             Work Letter, Sec. 4
      City                                       Recital A
      Compliance with Laws                       Section 7.1
      Construction Arbitrator                    Work Letter, Sec. 19
      Construction Subcontractor(s)              Work Letter, Sec. 8
      Contractor                                 Work Letter, Sec. 1
      Contractor's Contract                      Work Letter, Sec. 1
      Contractor's Delay Damages                 Section 2.3
      Contractor's GMP                           Work Letter, Sec. 7(c)
      Contractor's Fee                           Work Letter, Sec. 7
      Contractor's Savings                       Work Letter, Sec. 7
      Contractor Self Performed Work             Work Letter, Sec. 8
      Contractor's Soft Costs                    Work Letter, Sec. 7
      CPI Index                                  Section 6.2(b)
      Default                                    Section 10.1
      Demised Premises                           Recital B
      Delivery Date                              Section 1.3

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      Developer                                  Introductory Paragraph
      Developer's Guaranty Termination           Section 19.24
      Developer's Lump Sum Fee                   Work Letter, Sec. 7
      Differing Site Conditions                  Work Letter, Sec. 7
      Draw Event                                 Section 1.6(d)
      Draw Proceeds                              Section 1.6(e)
      Early Access                               Work Letter, Sec. 11
      End Term Cost Sharing                      Section 6.2(b)
      Environmental Condition(s)                 Section 7.3(b)(i)
      Environmental Laws                         Section 7.3(b)(ii)
      Environmental Liability(ies)               Section 7.3(b)(iii)
      Estoppel Letter                            Section 19.9
      Excess Change Order Costs                  Work Letter, Sec. 7
      Excess Environmental Condition             Work Letter, Sec. 7
      Excess Environmental Termination
          Costs                                  Work Letter, Sec. 7
      Expansion Architect                        Section 2A.4
      Expansion Base Rent Adjustment             Section 3.1(e)
      Expansion Commencement Date                Section 2A.5
      Expansion Completion Date                  Section 2A.5
      Expansion Construction Period              Section 2A.2
      Expansion Costs                            Section 2A.10
      Expansion Equity Return Rate               Section 2A.2
      Expansion Extension                        Section 1.2
      Expansion Financing Terms                  Section 2A.2
      Expansion Inspection Date                  Section 2A.9
      Expansion Laws                             Section 2A.1(a)
      Expansion Lease Year                       Section 3.1(d)
      Expansion Notice                           Section 2A.1(a)
      Expansion Plans                            Section 2A.4
      Expansion Principal Amount                 Section 2A.2
      Expansion Punchlist Items                  Section 2A.9
      Expansion Space                            Recital A
      Financial Statements                       Section 19.20
      Financing Constant                         Section 2A.2
      First Notice                               Article 13
      First Renewal Term                         Section 1.4
      Fit-Up Work                                Work Letter, Sec. 11
      Fixed Cost(s)                              Work Letter, Sec. 7
      Floor                                      Section 6.2(b)
      General Conditions                         Work Letter, Sec. 7
      Good Faith Dispute                         Section 10.1
      Government Economic Incentives             Work Letter, Sec. 7
      Guaranteed Maximum Price                   Work Letter, Sec. 7
      Guaranteed Obligations                     Section 19.24
      Hard Cost Contingency                      Work Letter, Sec. 7

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      Hard Cost Contingency Application          Work Letter, Sec. 7
      Hazardous Substances                       Section 7.3(b)(iv)
      Impositions                                Section 4.1
      Improvements                               Recital B
      Initial Improvements Final
          Plans and Specifications               Work Letter, Sec. 4
      Initial Improvements                       Recital A
      Initial Improvements Work                  Work Letter, Sec. 1
      Initial Term                               Section 1.2
      Initial Term Commencement Date             Section 1.2
      Initial Term Termination Date              Section 1.2
      Insurance Criteria                         Section 5.1(d)
      Issuer                                     Section 1.6(a)(i)
      Issuer Quality Event                       Section 1.6(g)
      Land                                       Recital A
      Landlord                                   Introductory Paragraph
      Landlord's GMP                             Work Letter, Sec. 7(c)
      Landlord's Liquidated Damages              Section 2.3
      Landlord's Proposal                        Section 2A.2
      Landlord's Savings                         Work Letter, Sec. 7
      Landlord Termination Notice                Section 1.1
      Lease                                      Introductory Paragraph
      Lease Year                                 Section 3.1(b)
      Letter of Credit                           Section 1.6(a)
      Mandatory Tenant Funded Tenant
          Improvements                           Work Letter, Sec. 7
      Maximum Rate of Interest                   Section 3.4
      MEP Subcontractor(s)                       Work Letter, Sec. 3
      Mortgage                                   Section 14.1
      Mortgagee(s)                               Section 14.2
      New Plan Components                        Work Letter, Sec. 4
      New Plan Components                        Work Letter, Sec. 4
      New Work                                   Article 17
      Notice to Proceed                          Section 2A.2
      Optional Tenant Funded Tenant
          Improvements                           Work Letter, Sec. 7
      Original Tenant                            Article 13
      Park                                       Recital A
      Park Assessments                           Section 4.1
      Peak Periods                               Section 19.1
      Permits and Approvals                      Work Letter, Sec. 1
      Permitted Delay(s)                         Section 2.2(b)
      Permitted Transferee                       Section 13.1
      Permitted Uses                             Section 6.1
      Proceedings                                Section 12.1
      Property Insurance                         Section 5.1(b)

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      Punch List Items                           Work Letter, Sec. 12
      Purchase Agreement                         Section 1.1
      Rating Agency                              Section 1.6(b)
      Records                                    Work Letter, Sec. 18
      Renewal Notice                             Section 1.5
      Renewal Term(s)                            Section 1.4
      Response Notice                            Section 2A.2
      Restoration                                Section 11.1
      Savings                                    Work Letter, Sec. 7(c)
      Second Renewal Term                        Section 1.4
      Seller                                     Section 1.1
      Lease                                      Introductory Paragraph
      Subordination Agreement                    Section 14.1
      Substantially Complete/
             Substantial Completion              Work Letter, Sec. 10
      Tenant                                     Introductory Paragraph
      Tenant Extension                           Section 2.2(b)(i)
      Tenant Improvements                        Recital C
      Tenant's Operations, Repairs
             and Maintenance                     Section 6.2(a)
      Tenant Performed Expansion Work            Section 2A.2
      Term                                       Section 1.4
      Termination Amount                         Section 1.1
      Third Party Transfer                       Section 13.3
      Total Project Costs                        Work Letter, Sec. 7
      Trade Fixtures                             Recital B
      Transfer Notice                            Section 13.1
      Transfer Upside                            Section 13.3
      Warranty Period                            Work Letter, Sec. 13
      Warranty Work                              Work Letter, Sec. 13
      Work Letter                                Exhibit 2.1

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                          BUILD-TO-SUIT LEASE AGREEMENT

     This Build-To-Suit Lease Agreement ("LEASE") is made this 2nd day of May, 2002, by and among 200 CORPORATE DRIVE, L.L.C., a Delaware limited company ("LANDLORD"), RAYOVAC CORPORATION, a Wisconsin corporation ("TENANT"), and, for the limited purposes hereafter provided, HIGGINS DEVELOPMENT PARTNERS, L.L.C., a Delaware limited liability company ("DEVELOPER").

                                    RECITALS

     A.      Subject to the Conveyance Contingency as defined and set forth in
Section 1.1 hereof, Landlord, for and in consideration of the rents, covenants and agreements hereinafter contained, hereby leases, rents, lets and demises unto Tenant, and Tenant does hereby take and hire, upon and subject to the conditions and limitations hereinafter expressed, all that approximately 55 acre parcel of land situated in the Lee County Business Park ("PARK") in the City of Dixon ("CITY"), County of Lee, State of Illinois, described in EXHIBIT A attached hereto and made a part hereof (the "LAND"), together with all improvements located on and to be constructed thereon pursuant to the terms and conditions hereof. The initial improvements to be constructed on the Land on behalf of Landlord by Contractor (as hereafter defined), in accordance with the Initial Improvement Final Plans and Specifications (as hereafter defined) and as provided in the Work Letter attached to this Lease as EXHIBIT 2.1 hereof, shall consist of approximately 576,242 square foot warehouse/distribution and office facility containing approximately 20,608 square feet of office space, and the other improvements provided in the Initial Improvements Final Plans and Specifications which are collectively referred to as the "INITIAL IMPROVEMENTS." The improvements, if any, to be constructed by Landlord pursuant to Tenant's right to expand as provided in Article 2A hereof are referred to as the "EXPANSION SPACE."

     B. Improvements, Expansion Space and all other improvements, machinery, equipment, fixtures and other property, real, personal or mixed, except those items of Tenant's attached or unattached personalty, which are deemed to be Trade Fixtures (as provided in Article 16, the "TRADE FIXTURES") installed or located thereon, together with all additions, alterations and replacements thereof are collectively referred to as the "IMPROVEMENTS." The Land, Improvements and any alterations, modifications or additions thereto are hereafter collectively referred to as the "DEMISED PREMISES." The structure located upon and forming a part of the Demised Premises which are constructed for human occupancy or for storage of goods, merchandise, equipment, or other personal property is collectively called the "BUILDING."

     C. For the purposes of Tenant's financial reporting, it is the intent of Landlord and Tenant that this Lease constitute an operating lease pursuant to generally accepted accounting principles, consistently applied, existing as of the date of this Lease.

     D. The location in this Lease of all defined terms is set forth in the Glossary of Terms attached hereto and made a part hereof.

     NOW, THEREFORE, for and in consideration of the mutual covenants and conditions contained in this Lease, the foregoing Recitals which are deemed to form a part of this Lease as if

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fully restated herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord, Tenant and Developer, agree as follows:

                                    ARTICLE 1
                                  TERM OF LEASE

     SECTION 1.1 CONVEYANCE CONTINGENCY. Concurrent with the execution and delivery of this Lease, Landlord, as purchaser, entered into that certain Real Estate Purchase and Sale Agreement ("PURCHASE AGREEMENT") with LaSalle Bank National Association, not personally, but solely as Trustee under Trust Agreement dated February 27, 2002 and known as Trust No. 128936, as seller ("SELLER"). The Purchase Agreement provides for the purchase by Landlord and the sale and conveyance by Seller of fee title to the Land.

     Notwithstanding anything contained in this Lease to the contrary, if by May 31, 2002, for any reason other than a default by Landlord of its obligations under the terms of the Purchase Agreement, Tenant fails to convey title to the Land to Landlord in accordance with the terms, provisions and conditions of the Purchase Agreement, then at any time thereafter, by written notice from Landlord to Tenant ("LANDLORD TERMINATION NOTICE"), Landlord may elect to terminate and cancel this Lease. In the event Landlord delivers the Landlord Termination Notice, then on the date of receipt of the same by Tenant, this Lease shall automatically terminate and be of not further force and effect, except for the obligation of Tenant to pay to Landlord the Termination Amount (as hereafter defined) within thirty (30) days following Tenant's receipt of an invoice containing reasonable specificity and supporting documentation evidencing and setting forth the computation of the amount ("TERMINATION AMOUNT") equal to 1.03 multiplied by the sum of (i) all of the Actual Cost of the Work (as hereafter defined) incurred by Landlord up to the date of such Landlord Termination Notice, MINUS (ii) any portion of the sum of the Developer's Lump Sum Fee, Hard Cost Contingency and Contractor's Fee (as all of the preceding terms are hereafter defined), except that portion of the Contractor's Fee earned to the date of such Landlord Termination Notice. The obligation of Tenant to pay the Termination Amount shall survive such termination.

     SECTION 1.2 INITIAL TERM. Subject to the Conveyance Contingency and except for the Expansion Extension (as hereafter defined), if any, the initial term of this Lease ("INITIAL TERM") shall be for fifteen (15) years (subject to renewal thereof as described in Section 1.4 hereof). The Initial Term shall commence on the Initial Term Commencement Date (as hereafter defined), and end, except for the Expansion Extension, if any, at 11:59 P.M. local time of the Demised Premises, on the date which is fifteen (15) years after the Initial Term Commencement Date ("INITIAL TERM TERMINATION DATE").

     If Tenant exercises its option provided in Article 2A hereof to cause Landlord to plan, design and construct and add to the Demised Premises the Expansion Space, the Initial Term shall nonetheless commence on the Delivery Date (as hereafter defined) or on the date the Delivery Date would have occurred, but for Tenant Extensions (as hereafter defined), and shall be for the period that is the longer of and the Initial Term Termination Date shall occur
(i) fifteen (15) years from and after the Delivery Date (or the date the Delivery Date would have occurred, but for Tenant Extensions), or (ii) ten (10) years from and after the Expansion Commencement Date (as hereafter

                                        2
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defined) ("EXPANSION EXTENSION"). Notwithstanding the foregoing, if Tenant exercises its option for Tenant Performed Expansion Work (as defined and provided in Section 2A.2 hereof), there will be no Expansion Extension.

     Subject to Permitted Delays (as hereafter defined), (i) the Initial Improvements will be Substantially Complete (as hereafter defined) on and the Delivery Date will be January 28, 2003 ("INITIAL TERM COMMENCEMENT DATE"), and
(ii) except in the instance of the Expansion Extension, if any, the Initial Term Termination Date will be 11:59 P.M. local time of the Demised Premises on January 27, 2018. However, nothing in this Lease shall prevent the Initial Term Commencement Date from occurring prior to January 28, 2003, but in no instance prior to January 15, 2003. The Initial Term Commencement Date and the Initial Term Termination Date are subject to adjustment as set forth in this Article 1 and in Section 2.2 hereof.

     SECTION 1.3 DELIVERY DATE; INITIAL TERM COMMENCEMENT DATE. The "DELIVERY DATE" shall be the date on which all of the Initial Improvements are Substantially Complete. However, anything in this Lease (including the Work Letter) to the contrary notwithstanding, in the event that (i) the Initial Improvements are not Substantially Complete, and (ii) if applicable, the Construction Arbitrator (as defined in the Work Letter) has certified that, as of a date certain set forth in such certification, the Initial Improvements would have been Substantially Complete, but for a Tenant Extension(s), then the Initial Term shall commence on the Initial Term Commencement Date that shall nonetheless be deemed to have occurred on the date certain set forth in the Construction Arbitrator's aforesaid certification.

     SECTION 1.4 OPTIONS TO RENEW. Subject to the terms, provisions and conditions of this Lease, Tenant shall have two (2) five (5)-year options to extend Tenant's rights under the terms of this Lease. In the event Tenant exercises either or both of such options to renew, the time period contained in each of the two (2) successive five (5) year periods thereafter shall be referred to, respectively, as the "FIRST RENEWAL TERM" and "SECOND RENEWAL TERM." The First Renewal Term and Second Renewal Term are sometimes hereinafter individually referred to as a "RENEWAL TERM," and are sometimes hereinafter collectively referred to as "RENEWAL TERMS." The Initial Term and any and all Renewal Terms are sometimes hereinafter collectively referred to as the "TERM." If applicable, the First Renewal Term shall commence on the day after the Initial Term Termination Date and the Second Renewal Term shall commence on the fifth anniversary of the date on which the First Renewal Term commenced.

     Except for modifications of Base Rent (as hereafter defined), and except as otherwise specifically provided herein, all of the other terms, provisions and conditions of this Lease shall apply during each Renewal Term exercised by Tenant as hereafter provided as and to the same extent as they apply during the Initial Term.

     SECTION 1.5 EXERCISE OF OPTIONS TO RENEW. If Tenant wishes to exercise its options for either of the Renewal Terms, it shall give written notice thereof ("RENEWAL NOTICE") to Landlord not later than twelve (12) months prior to the expiration, as applicable, of the Initial Term and the First Renewal Term. Tenant may give its Renewal Notice at any time prior to the dates above provided, but if Tenant shall fail to give its Renewal Notice prior to the applicable date above

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provided, it shall act as notice from Tenant to Landlord that Tenant has waived its right to elect to extend the Term for the applicable Renewal Term.

     It shall be a condition to the exercise and effectiveness of the extension of the Term for each Renewal Term that Tenant shall not be in Default (as hereafter defined) of any of the terms, provisions or conditions of this Lease, either at the time of delivery of the applicable Renewal Notice or at the commencement of the applicable Renewal Term; provided, however, that Landlord shall have the right, in its sole discretion, to waive any such Default for purposes of Tenant's exercise of the subject Renewal Term. Notwithstanding the foregoing, Tenant shall not be permitted to exercise its right to the Second Renewal Term, unless Tenant has exercised its right to the First Renewal Term.

     SECTION 1.6 LETTER OF CREDIT. Within three (3) Business Days (as hereafter defined) of the date of the execution and delivery of this Lease by Landlord and Tenant, to secure Tenant's obligations under this Lease, Tenant shall deliver to Landlord either (i) cash or other form of payment in immediately available funds in the amount required pursuant to sub-Paragraph (a) below ("CASH DEPOSIT"), or (ii) a letter of credit in accordance with the following terms, provisions and conditions:

     (a) If Tenant elects not to deliver a Cash Deposit, Tenant shall deliver to Landlord an unconditional, irrevocable, standby letter of credit ("LETTER OF CREDIT") in the amount of $850,000.00 which conforms in substance to EXHIBIT 1.6(a) attached hereto and made a part hereof (or is otherwise reasonably acceptable to Issuer and Landlord) and which satisfies the following requirements:

             (i) is issued by a United States federal or state chartered bank that (A) is either a member of the New York Clearing House Association or is a commercial bank or trust company reasonably acceptable to Landlord, and (B) is otherwise reasonably acceptable to Landlord ("ISSUER");

             (ii)    names Landlord as beneficiary thereunder;

             (iii) has a term ending not less than one year after the date of issuance;

             (iv) automatically renews for one (1)-year periods unless Issuer notifies beneficiary, in writing, at least sixty (60) days prior to the expiration date thereof, that Issuer elects not to renew the Letter of Credit;

             (v) provides for payment to Landlord upon the occurrence of a Draw Event (as hereafter defined) of immediately available funds (denominated in United States dollars);

             (vi) provides that draws may be presented, and are payable, at Issuer's letterhead office or, if permitted by Issuer, any other full service office of Issuer;

             (vii) is payable in sight drafts which only require the beneficiary to state that the draw is payable to the order of beneficiary;

             (viii)  permits partial and multiple draws;

             (ix) permits multiple transfers by beneficiary (provided, however, Tenant shall be required to pay any required transfer fees only in the case of a transfer in connection with the sale, conveyance or transfer of title of or to the Demised Premises and provided Tenant's obligation to so pay the transfer fees does not occur more frequently than once per calendar year);

             (x) waives any rights that Issuer may have, at law or otherwise, to subrogate to any claims beneficiary may have against applicant; and

             (xi) is governed by the International Standby Practices 1998, published by the International Chamber of Commerce.

             Subject to Section 1.6(b) hereof, the Letter of Credit (as transferred, extended, renewed or replaced) must be maintained during the entire Term, as extended or renewed, and for a period of seventy-five (75) days thereafter.

     (b) In the event at any time during the Term Tenant delivers written notice to Landlord, together with reasonable supporting documentation, that Tenant's corporate credit rating achieves a so-called "investment grade" for a continuous period of not less than twelve (12) months as determined by Standard & Poors Corporation, Moody's Investors Service, Inc. or any other nationally recognized rating agency if both of the foregoing cease to exist ("RATING AGENCY"), then the amount of the Letter of Credit may be reduced to one-twelfth of the annual Base Rent for the Initial Improvements, PLUS if applicable, one-twelfth of the annual Base Rent for the Expansion Space as provided in Section 1.6(k) hereof for the remainder of the Term. Tenant shall deliver to Landlord a replacement Letter of Credit for the reduced amount, but otherwise on the same terms and conditions provided in Section 1.6(a) hereof. Upon receipt by Landlord of such replacement Letter of Credit, Landlord shall deliver to Tenant the original Letter of Credit.

     (c) Landlord may freely transfer the Letter of Credit in connection with an assignment of this Lease without (i) Tenant's consent, (ii) restriction on the number of transfers, or (iii) condition, other than presentment to Issuer of the original Letter of Credit and a duly executed transfer document conforming in substance to the form attached as Exhibit B to the form of Letter of Credit that is attached hereto as EXHIBIT 1.6(a). Tenant is solely responsible for any bank fees or charges imposed by Issuer in connection with the issuance of the Letter of Credit or any transfer, renewal, extension or replacement thereof; provided, however, Tenant shall be required to pay any required transfer fee only in the case of a transfer in connection with the sale, conveyance or transfer of title of or to the Demised Premises and provided Tenant's obligation to so pay the transfer fees does not occur more frequently than once per calendar year. Subject to the foregoing, Landlord may, at its option and without notice to Tenant, elect to pay any transfer fees to Issuer when due, and upon payment, such amount will become immediately due and payable from Tenant to Landlord as Additional Charges (as hereafter defined) under this Lease.

     (d)     "DRAW EVENT" means the occurrence of any of the following events:

             (i) Tenant (1) fails to pay fully any installment of Base Rent or Additional Charges as and when due more than twice in any Lease Year (as hereafter defined), and such failure continues for a period of fifteen (15) days, or (2) after two late payments in any Lease Year, fails to pay any such installment and such failure continues for a period of five
                     (5) days;

             (ii) Tenant (A) breaches or fails to timely perform of any of its other obligations under this Lease, (B) such breach or failure continues for a period of thirty (30) days without regard to any cure period granted under this Lease and without regard to whether such breach or failure is determined (upon occurrence or at any later time) to be an event of Default, and (C) Tenant has either failed to commence cure of the breach or failure or, if cure has been commenced, is not diligently pursuing such cure;

             (iii) Any other of the events described in Section 10.1 hereof, but without regard to any cure period granted under such
                     Section 10.1 (except as provided in sub-paragraphs (i) and (ii) above) and without regard to whether such event is determined (upon occurrence or at a later time) to be a Default;

             (iv)    A Default; or

             (v) Tenant holds over or remains in possession of the Demised Premises after the expiration of the Term or earlier termination of this Lease, without Landlord's consent.

     (e) Immediately upon the occurrence of any one or more Draw Events, and at any time thereafter, Landlord may draw on the Letter of Credit, in whole or in part (if a partial draw is made, Landlord may make multiple draws), as Landlord may determine in Landlord's sole and absolute discretion. The term "DRAW PROCEEDS" means the cash proceeds of any draw or draws made by Landlord under the Letter of Credit. Any delays by Landlord in drawing on the Letter of Credit or using the Draw Proceeds will not constitute a waiver by Landlord of any of its rights hereunder with respect to the Letter of Credit or the Draw Proceeds. Landlord will hold the Draw Proceeds in its own name and may co-mingle the Draw Proceeds with other accounts of Landlord or invest them as Landlord may determine in its sole and absolute discretion. In addition to any other rights and remedies Landlord may have, Landlord may, in its sole and absolute discretion and at any time or from time to time, use and apply all or any portion of the Draw Proceeds to pay Landlord for any one or more of the following:

             (i) Base Rent, Additional Charges or any other sum which is from time to time is past due, or to which Landlord is otherwise entitled under the terms of this Lease, whether due to the passage of time, the existence of a Default or otherwise (including, without limitation, interest, charges and any amounts which Landlord is or would be allowed to collect under the terms of this Lease, and without deducting therefrom any offset for proceeds of any potential reletting or other potential mitigation which has not in fact occurred at the time of the draw);

             (ii) any and all amounts reasonably incurred or expended by Landlord in connection with the exercise and pursuit of any one or more of Landlord's rights or remedies under this Lease, including, without limitation, reasonable attorneys' fees and costs;

             (iii) any and all amounts reasonably incurred or expended by Landlord in obtaining the Draw Proceeds, including, without limitation, reasonable attorneys' fees and costs; or

             (iv) any and all other damage, injury, reasonable expense or liability caused to or incurred by Landlord as a result of any Default, Draw Event or other breach, failure or default by Tenant under this Lease.

             To the extent that Draw Proceeds exceed the amounts so applied, such excess Draw Proceeds will be deemed paid to Landlord to establish a credit on Landlord's books in the amount of such excess, which credit may be applied by Landlord thereafter, in Landlord's sole and absolute discretion, to any of Tenant's obligations to Landlord under this Lease as and when they become due. Following any use or application of the Draw Proceeds, if requested by Landlord in writing, Tenant must, within ten (10) business days (i.e. all calendar days, excluding Saturdays, Sundays and any national banking holidays in the State of Illinois, are referred to as "BUSINESS DAY(S)") after receipt of Landlord's request, cause a replacement Letter of Credit to be issued and delivered to Landlord in accordance with, as applicable, Sections 1.6(a) or 1.6(b) hereof. Upon Landlord's receipt of the replacement Letter of Credit, Landlord will deliver the prior original Letter of Credit to Issuer for cancellation (if not theretofore fully drawn) and any unapplied Draw Proceeds will be applied in accordance with Sections 1.6(e)(i), 1.6(e)(ii), 1.6(e)(iii) and 1.6(e)(iv) hereof. If it is determined or adjudicated by a court of competent jurisdiction that Landlord was not entitled to draw on the Letter of Credit or apply any Draw Proceeds, Tenant may, as its sole and exclusive remedy,
             (i) cause Landlord to deliver the prior original Letter of Credit to Issuer for cancellation (if not theretofore fully drawn), and
             (ii) recover from Landlord the Draw Proceeds and all out-of-pocket fees (including reasonable attorneys' fees), costs and interest expenses actually incurred by Tenant as a direct result of Landlord's draw on the Letter of Credit or application of any Draw Proceeds; provided, however, that Tenant may exercise its exclusive remedy only after Tenant has caused a replacement Letter of Credit to be issued and delivered to Landlord in accordance with this
             Section 1.6. Anything in this Lease to the contrary notwithstanding, Landlord will not be liable for any indirect, consequential, special or punitive damages incurred by Tenant in connection with either a draw by Landlord on the Letter of Credit or the use or application by Landlord of the Draw Proceeds in the absence of gross negligence or willful misconduct by Landlord. Nothing in this Lease or in the Letter of Credit will confer upon Tenant any property right or interest in any Draw Proceeds.

     (f) The Letter of Credit must provide that it will be automatically renewed unless Issuer provides written notice of non-renewal to Landlord at least sixty (60) days prior to the expiration date of the Letter of Credit. If written notice of non-renewal is received from Issuer, Tenant must renew the Letter of Credit or replace it with a new Letter of Credit or a Cash Deposit, at least thirty (30) days prior to the stated expiration date of the then-current Letter of Credit. Any renewal or replacement Letter of Credit must meet the criteria set forth, as applicable, in Sections 1.6(a) or 1.6(b) hereof and have a term commencing at least one (1) day prior to the stated the expiration date of the immediately prior Letter of Credit.

     (g) If an Issuer Quality Event (as hereafter defined) occurs, upon thirty (30) days' prior written notice from Landlord, Tenant must, at Tenant's own

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

             cost and expense, provide Landlord with a replacement Letter of Credit meeting all of the requirements, as applicable, of Sections 1.6(a) or 1.6(b) hereof. The term "ISSUER QUALITY EVENT" means the quality of Issuer's creditworthiness ceases to be reasonably acceptable to Landlord.

     (h) Tenant expressly acknowledges and agrees that: (i) the Letter of Credit constitutes a separate and independent contract between Landlord and Issuer, and Tenant has no right to submit a draw to Issuer under the Letter of Credit; (ii) Tenant is not a third-party beneficiary of such contract, and Landlord's ability to either draw under the Letter of Credit for the full or any partial amount thereof or to apply Draw Proceeds may not be conditioned, restricted, limited, altered, impaired or discharged in any way by virtue of any laws to the contrary, including, without limitation, any laws which restrict, limit, alter, impair, discharge or otherwise affect any liability that Tenant may have under this Lease or any claim that Landlord has or may have against Tenant;
             (iii) Tenant's rights and obligations in connection with the Letter of Credit and any Draw Proceeds are as specified in this Section, and neither the Letter of Credit nor any Draw Proceeds will be or become the property of Tenant, and Tenant does not and will not have any property right or interest therein; (iv) Tenant is not entitled to any interest on any Draw Proceeds; (v) neither the Letter of Credit nor any Draw Proceeds constitute an advance payment of Base Rent, security deposit or rental deposit; (vi) neither the Letter of Credit nor any Draw Proceeds constitute a measure of Landlord's damages resulting from any Draw Event, Default or other breach, failure or default (past, present or future) under this Lease; and (vii) Tenant will cooperate with Landlord, at Tenant's own expense, in promptly executing and delivering to Landlord all modifications, amendments, renewals, extensions and replacements of the Letter of Credit, as Landlord may reasonably request to carry out the terms and conditions of this Section 1.6.

     (i) Tenant hereby irrevocably waives any and all rights and claims that it may otherwise have at law or in equity, to contest, enjoin, interfere with, restrict or limit, in any way whatsoever, any requests or demands by Landlord to Issuer for a draw or payment to Landlord under the Letter of Credit which conform to the requirements set forth herein. If Tenant, or any person or entity on Tenant's behalf or at Tenant's direction, brings any proceeding or action to contest, enjoin, interfere with, restrict or limit, in any way whatsoever, any one or more draw requests or payments under the Letter of Credit and the proceeding or action is decided adversely to Tenant, Tenant will be liable for any and all direct and indirect damages resulting therefrom or arising in connection therewith, including, without limitation, reasonable attorneys' fees and costs.

     (j) At any time during the Term, Tenant can elect, in its sole discretion, to substitute the Cash Deposit for the Letter of Credit, or after the substitution of the Cash Deposit for the Letter of Credit, the re-substitution of the Letter of Credit for the Cash Deposit and so on, back and forth, but in no event more than twice in any calendar year. If Tenant elects to substitute the Cash Deposit for the Letter of Credit, promptly following the delivery to Landlord of the Cash Deposit (in the amount required pursuant to Sections 1.6(a), 1.6(b) and 1.6(k) hereof, as applicable, Landlord shall deliver to Tenant the Letter of Credit then in effect. If Tenant elects to substitute the Letter of Credit for the Cash Deposit, promptly following the delivery to Landlord of the Letter of Credit (in the amount required pursuant to Sections 1.6(a), 1.6(b) and 1.6(k) hereof, as applicable, and on the terms provided in Section 1.6(a) hereof), Landlord shall deliver to Tenant the Cash Deposit (or the amount remaining thereof if Landlord made a permitted application thereof), plus all interest or gain earned thereon that was not previously paid to Tenant as hereafter provided in this
             Section 1.6.

     (k) In the event pursuant to Article 2A hereof, Tenant elects to have Landlord construct the Expansion Space, concurrently with the delivery of the Notice to Proceed (as hereafter defined), Tenant shall deliver to Landlord a replacement Letter of Credit in the amount provided in Section 1.6(a) (reduced, if applicable, pursuant to Section 1.6(b) hereof), PLUS an amount equal to one-half of the amount of the annual Base Rent for the Expansion Space contained in Landlord's Proposal (as hereafter defined), but if the provisions of Section 1.6(b) are then applicable, then only one-twelfth of the such annual Base Rent for the Expansion Space. Tenant shall deliver to Landlord such replacement Letter of Credit for the reduced amount, but otherwise on the same terms and conditions provided in
             Section 1.6(a) hereof. Upon receipt by Landlord of such replacement Letter of Credit, Landlord shall deliver to Tenant the original Letter of Credit.

     In the event Tenant elects to deliver the Cash Deposit in lieu of or in substitution of the Letter of Credit, the Cash Deposit shall be deposited by Landlord into an account separate from all of Landlord's other accounts and into which Landlord shall not co-mingle any other funds. The Cash Deposit may be invested in any of the following: (i) U.S. Government obligations, (ii) securities as to which the principal and interest are unconditionally guaranteed by the United State of America, (iii) obligations of any corporation whose commercial paper is rated "A1" or "P1" by any Rating Agency, (iv) repurchase agreements fully secured by U.S. Government obligations, or (v) interest-bearing accounts, time deposits, and certificates of deposit issued by any bank, trust company or national banking association which has capital, surplus, and undivided profits in excess of $50,000,000.00, but Landlord shall not be liable for the performance of any such investment. The Cash Deposit may be applied by Landlord and Landlord shall be liable to Tenant for the application of all of any portion of the Cash Deposit in the same manner and to the same extent to the application by Landlord of Draw Proceeds above provide.

     To the extent (i) any investment of the Cash Deposit reduces the principal amount of the Cash Deposit, or (ii) Landlord applies any portion of the Cash Deposit to remedy any obligation of Tenant hereunder Landlord has right to so remedy, Landlord shall promptly notify Tenant of the same, in writing, and within fifteen (15) days following receipt of such notice, Tenant shall deposit with Landlord for deposit by Landlord in the separate account above provided the amount by which the original principal amount of the Cash Deposit was reduced as aforesaid.

     All interest earned on or gain realized on the investment as aforesaid of the Cash Deposit, after deducting the reasonable out-of-pocket cost and expense, if any, incurred by Landlord that is charged by any third party for making any of the foregoing investments shall be paid by Landlord to Tenant, not more frequently than annually during the Term, within thirty (30) days following Landlord's receipt of written request from Tenant for the payment of such interest or gain.

                                    ARTICLE 2
                      CONSTRUCTION OF INITIAL IMPROVEMENTS

     SECTION 2.1 PLANS - CONSTRUCTION - COST OF WORK - TENANT IMPROVEMENT ALLOWANCE.

     In accordance with the terms and provisions of the Work Letter ("WORK LETTER") attached hereto as EXHIBIT 2.1 and the appendices attached thereto, Landlord and Developer shall provide or cause to be provided:

     (i) Initial Improvement Final Plans and Specifications to be prepared and approved by Tenant;

     (ii) the Initial Improvements Work (as hereafter defined) to performed by the Contractor and those Construction Subcontractors (as hereafter defined) as required by the Work Letter;

     (iii) the Initial Improvements to be constructed substantially in accordance with the Initial Improvement Final Plans and Specifications;

     (iv)    the payment of the Total Project Costs (as hereafter defined);

     (v) Punch List Items for the Initial Improvements to be prepared, approved and completed; and

     (x)     the Warranty Work (as hereafter defined) for the Initial
             Improvements.

     SECTION 2.2     COMPLETION OF IMPROVEMENTS.

     (a) COMPLETION DATE FOR INITIAL IMPROVEMENTS. Subject to Permitted Delays, Landlord shall cause the Initial Improvements to be Substantially Complete not later than January 28, 2003.

     (b) PERMITTED DELAYS. As applicable, the Delivery Date for the Substantial Completion of the Initial Improvements and/or the Expansion Commencement Date shall be extended if

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Landlord, Developer, Contractor, Construction Subcontractors or any of their employees, agents, sub-subcontractors or representatives, are delayed as a result of any one or more of the following:

     (i) (1) the failure of Tenant to either respond to Landlord's submissions or to submit Tenant's submissions within the time frames set forth in the attached Work Letter or as provided in
             Article 2A hereof in respect to the Expansion Space, but only to the extent the work on the Initial Improvements or Expansion Space is actually delayed thereby; (2) period to which date of performance is extended as a result of Change Orders (as hereafter defined) signed or required to be signed by Tenant for Change Orders initiated or directed by Tenant that are not due to the fault of Landlord, Developer, Contractor, Construction Subcontractors or their respective employees, agents, sub-subcontractors, materialmen or representatives or any other party undertaking any work on behalf of Landlord in respect to the Demised Premises; (3) any act, omission or neglect of Tenant or of any employee, agent, contractor, sub-contractor of Tenant while undertaking the Fit-Up Work (as hereafter defined) in contravention of the requirements set forth in the Work Letter, but only to the extent that the work on the Initial Improvements or Expansion Space is actually delayed thereby; (4) but for a default by Landlord under the terms of the Purchase Agreement, the failure of Seller to convey title to the Land to Landlord pursuant to the terms of the Purchase Agreement; (5) any governmental embargo restrictions, or actions or inactions of local, state or federal governments in respect to any permits, approvals or authorizations required for the remediation, handling or disposal of any Hazardous Substances on or under the Land, which Hazardous Substances are determined to have existed on or under the Land prior to the date of this Lease and are discovered within the period expiring sixty (60) days following the date of this Lease, as extended as a result of Permitted Delays; and (6) the failure of the responsible party, including Lee County Development Association under the terms of that certain Development Agreement dated April 20, 2002, to complete (a) any Park improvements such as roadways, extension of utilities, stormwater detention facilities and other Park improvements (excluding the Initial Improvements) and the mass grading of the Land required to be performed other than that required as part of the Initial Improvements Work, or (b) any infrastructure improvements that, in the instance of either clauses
             (a) or (b) above, precludes the issuance of a temporary or permanent certificate of occupancy by the City for the Initial Improvements, except to the extent the Initial Improvements are not yet complete to a degree to obtain such certificate of occupancy or prohibits the commencement or continuation of any of the Initial Improvements Work when scheduled to so commence as provided in the Contractor's Contract (as hereafter defined) (collectively, in respect to clauses (1) through (6) above, "TENANT EXTENSION");

     (ii) any failure of or delay in the availability of any one or more public utilities required by the Initial Improvement Final Plans and Specifications or

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             Expansion Plans (as hereafter defined) to service the Demised
             Premises for the benefit of Tenant or for use during the construction of the Initial Improvements or Expansion Space, but only to the extent not caused by the failure of Landlord or Developer to extend commercially reasonable efforts to procure the same;

     (iii) any national strikes, labor disputes; or any delays or shortages encountered in transportation, fuel, material or supplies that in the instance of such delays or shortages are commercially unreasonable and in all such instances are beyond the commercially reasonable control of Landlord, Developer, Contractor, Construction Subcontractors and their respective employees, agents, sub-subcontractors or representatives;

     (iv) any casualties, acts of God or the public enemy or other acts or occurrences beyond the reasonable control of Landlord, Developer, Contractor, the contractor retained to construct the Expansion Space or their respective employees, agents, contractors, subcontractors, sub-subcontractors or representatives;

     (v) the failure to procure Permits and Approvals (as hereafter defined) or any permits or approvals necessary for the Expansion Space in a timely manner so as not to cause a delay or interruption in the continuous construction of the Initial Improvements and/or Expansion Space or interfere with the obligations of Landlord, Developer, Contractor or any Construction Subcontractor to Substantially Complete the Initial Improvements and/or Expansion Space when provided in the Work Letter and this Lease, but only to the extent not caused by the failure of Landlord, Developer, Contractor or any Construction Subcontractor to extend commercially reasonable efforts to procure the same; and

     (vi) any extension of time permitted to Contractor under the terms of the Contractor's Contract (as hereafter defined) or the contractor retained to construct the Expansion Space under the terms of its contract.

     Landlord and Developer shall use and shall cause the Contractor to use and to cause all Construction Subcontractors to use their respective commercially reasonable efforts to prevent or minimize any delays resulting from any one or more of the matters described in clauses (i) through (vi), above. Any delays resulting from any one or more of the matters described in clauses (i) through
(vi) above, except as may be due to the negligence of the Landlord, Developer, Contractor, any Construction Subcontractor or the contractor retained to construct the Expansion Space or their employees, agents or representatives, are hereinafter individually referred to as a "PERMITTED DELAY," and are hereinafter collectively referred to as "PERMITTED DELAYS."

     (c) EFFECT OF PERMITTED DELAYS. Promptly following Landlord or Developer becoming aware that an occurrence will result in a Permitted Delay hereunder, Landlord or Developer (in respect to the Initial Improvements only) shall notify Tenant, in writing, of such occurrence and of

Landlord's estimate (Developer's estimate shall act as Landlord's estimate) of the effect, if any, such occurrence will have on the time within which the subject Improvements shall be Substantially Complete (and, as noted below, in the case of a Tenant Extension, the additional cost as a result thereof, if any, which Landlord believes should be borne by Tenant), and shall provide Tenant with reasonable evidence as to the Permitted Delay. The effect of any delays which result from a Permitted Delay, the date the subject Improvements would have been Substantially Complete but for a Tenant Extension and the cost, if any, to Tenant in the instance of a Tenant Extension, shall be the subject of a Change Order. In the event of any dispute between Landlord and Tenant of the occurrence of a Permitted Delay, the effect of such on the date of Substantial Completion of the subject Improvements or the increased cost applicable thereto as a result of a Tenant Extension, such dispute shall be resolved by the Construction Arbitrator as provided in Section 19 of the Work Letter.

     If there is a Tenant Extension, the Initial Term Commencement Date or, as applicable, the Expansion Commencement Date will occur on the date determined as aforesaid as a result of the Tenant Extension and the Initial Term and the Expansion Extension, respectively, shall begin to run on such determined date. Except for Tenant Extensions, in the event of the occurrence of any other Permitted Delay, the date on which the Initial Term Commencement Date (including the Delivery Date) and the Expansion Commencement Date shall occur and the date, respectively, on which the Initial Term and the Expansion Extension shall begin to run shall be the date of Substantial Completion of the subject Improvements.

     SECTION 2.3 TENANT'S REMEDIES FOR DELAY IN COMPLETION OF INITIAL IMPROVEMENTS. Subject to the conditions herein set forth, the anticipated Delivery Date of the Initial Improvements is January 28, 2003, meaning that, as provided in Section 11 of the Work Letter, the Initial Improvements will be Substantially Complete by such date. In the event that, due to causes other than Permitted Delays, the Initial Improvements are not Substantially Complete on January 28, 2003, then, as liquidated damages and as Tenant's sole remedy for such delay, Landlord and Developer shall be jointly and severally be liable to and shall pay to Tenant as follows:

     (i) LANDLORD'S LIQUIDATED DAMAGES. For each day on and after the date the Initial Improvements are required to be Substantially Complete, but are not so, Landlord shall pay to Tenant as hereafter provided the sum of $2,000.00 per day until the first to occur of (a) the date the Initial Improvements are Substantially Complete, or (b) Landlord has incurred the obligation to pay Tenant the aforesaid liquidated damages totaling $500,000.00 ("LANDLORD'S LIQUIDATED DAMAGES"). PLUS

     (ii) CONTRACTOR'S DELAY DAMAGES. The amount received by Landlord or Developer from Contractor as damages under the terms of the Contractor's Contract that Contractor is required to pay to Landlord or Developer for the Contractor's failure to Substantially Complete the Initial Improvements by the Delivery Date, as extended as a result of Permitted Delays ("CONTRACTOR'S DELAY DAMAGES").

     The aggregate of Landlord's Liquidated Damages shall be paid to Tenant by Landlord or Developer, jointly and severally, within thirty (30) days following the Delivery Date. Any of Contractor's Delay Damages received by Landlord or Developer shall be paid to Tenant by

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Landlord or Developer, jointly and severally, within ten (10) days following
Landlord's or Developer's receipt of all or any portion thereof. Landlord and Developer agree to extend commercially reasonable efforts to cause, under the terms of the Contractor's Contract, Contractor to promptly pay all Contractor's Delay Damages.

     In the event Landlord or Developer fails to pay when above provided the amount of Landlord's Liquidated Damages or the received Contractor's Delay Damages, Tenant may deduct from so much Base Rent thereafter payable by Tenant hereunder the amount of the Landlord's Liquidated Damages or Contractor's Delay Damages that Landlord or Developer failed to pay to Tenant.

     The parties hereto have fully negotiated the provisions of this Section 2.3 with respect to the Landlord's Liquidated Damages and Contractor's Delay Damages, free from any duress or other undue influence. Having determined that the actual amount of any losses which Tenant would incur as a result of any delay in the Delivery Date would be difficult, if not impossible, to ascertain, the Landlord, Developer and Tenant have, independently and in good faith, determined that the Landlord's Liquidated Damages and Contractor's Delay Damages are a fair and reasonable estimation of and basis for any such losses, and that the liability thereof shall be borne solely by Landlord and Developer, jointly and severally. Accordingly, in the event of any such delay, subject to the conditions set forth above, and anything in this Lease to the contrary notwithstanding, the Landlord's Liquidated Damages and Contractor's Delay Damages shall be the sole obligation of Landlord and Developer in the event of any such delay, and shall be in lieu of any other rights or remedies which Tenant would otherwise have at law or in equity.

                                   ARTICLE 2A
                                 EXPANSION SPACE

     SECTION 2A.1 OPTION TO EXPAND; EXPANSION NOTICE. Provided Tenant is not then in Default hereunder and subject to the provisions of Section 2A.2 below, by written notice provided to Landlord ("EXPANSION NOTICE"), Tenant shall have the right, at any time during the period that expires one hundred twenty (120) months following the Initial Term Commencement Date (but only during such period), to direct Landlord to plan the Expansion Space, prepare Expansion Plans and to construct the Expansion Space. Tenant's Expansion Notice shall request Expansion Space of not more than 240,000 square feet nor less than 80,000 square feet of additional warehouse, distribution and packaging space to be added and attached to the Building, provided such size is in compliance with the parameters hereafter provided and would then be in compliance with all zoning and building codes applicable to the Demised Premises, the covenants affecting the Land, and other applicable laws, ordinances, rules and regulations of any governmental or quasi-governmental authority having jurisdiction over the Expansion Space (collectively, "EXPANSION LAWS"). The Expansion Space shall be constructed on that portion of the Land delineated as "Expansion" on the Initial Improvement Final Plans and Specifications. Tenant's Expansion Notice shall contain the following information:

     (1) The desired size of the Expansion Space (not greater than 240,000 square feet nor less than 80,000 square feet); and

                                       15
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     (2)     The proposed configuration and other relevant data concerning the desired Expansion Space (provided the Expansion Space shall be in conformity with the clear height of the Initial Improvements, and in conformity with the architecture, engineering and general aesthetics of the Initial Improvements), all in sufficient detail to enable Landlord to reasonably determine the Expansion Cost (as hereafter defined) thereof.

     Notwithstanding the foregoing, if Tenant delivers an Expansion Notice as aforesaid that provides for less than 240,000 square feet of warehouse, distribution and packaging space to be added to the Building, Tenant at any time thereafter that is prior to the expiration of one hundred twenty (120) months following the Initial Term Commencement Date may deliver another Expansion Notice for a warehouse, distribution and packing space addition to the Building that is for not less than 80,000 square feet nor more than 240,000 square feet, taking into account the square footage of Expansion Space theretofore added to the Building, if any.

     If Tenant desires to have warehouse, distribution and packaging space added to the Building that is less than 80,000 square feet, provided (i) not more than 160,000 square feet of Expansion Space has theretofore been added to the Building, and (ii) Tenant complies with the provisions of Article 17 hereof pertaining to New Work, Tenant itself can construct or cause to be constructed the same.

     SECTION 2A.2 LANDLORD'S PROPOSAL FOR EXPANSION SPACE PARAMETERS AND BASE RENT. Within sixty (60) days following Landlord's receipt of the Expansion Notice, Landlord shall consult with Tenant concerning Tenant's specific requirements in regard to its need for expansion, and within said time period shall notify Tenant, in writing, of ("RESPONSE NOTICE") (i) whether Landlord is willing to undertake the financing, planning and construction of the Expansion Space, or (ii) if Landlord is willing to undertake the financing, planning and construction of the Expansion Space, Landlord's proposal (which shall not be binding on Landlord or Tenant, but shall nonetheless be given, in good faith, by Landlord) of ("LANDLORD'S PROPOSAL"):

     (a) the size of the Expansion Space that Landlord is able to construct in accordance with all Expansion Laws then in effect that is as close as legally possible to the parameters set forth in the Expansion Notice;

     (b) Landlord's estimate of the total Expansion Costs (as hereafter defined) which will be incurred by Landlord in planning, designing and constructing the Expansion Space and other Land improvements or modifications necessary to accommodate the Expansion Space;

     (c) those financing terms, including, but not limited to, principal amount, maturity date, interest rate, equity requirement and credit enhancement ("EXPANSION FINANCING TERMS"), that Landlord is willing to accept as the source of funds necessary to pay for all of the Expansion Costs;

     (d) Landlord's computation, based on a good faith estimate of the Expansion Costs and

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     Expansion Financing Terms, of the Expansion Space Rent provided in
     Section 3.1(d) hereof, which computation shall equal the sum of such Expansion Costs (to be substituted with the actual Expansion Costs, when known, which will exclude any profit or fee payable to the contractor to be selected and retained by Landlord for the construction for the Expansion Space) multiplied by 1.09 ("EXPANSION PRINCIPAL AMOUNT"), which Expansion Principal Amount is then multiplied by the Financing Constant (as hereafter defined);

     (e) as part of the Expansion Costs, the annual rate of interest, compounded monthly, on the equity component of the Expansion Financing Terms from the date such equity is expended by Landlord until the Expansion Commencement Date ("EXPANSION EQUITY RETURN RATE") that Landlord is willing to accept;

     (f) the financing constant ("FINANCING CONSTANT") being that interest rate by which the Expansion Principal Amount will be amortized over the balance of the Initial Term (extended, if applicable, by the Expansion Extension and any Renewal Term for which a Renewal Notice has been received by Landlord at the time of the subject Expansion Notice) at the constant selected by Landlord; and

     (g) subject to Permitted Delays, Landlord's estimate of the period of time, following the date of approval of the Expansion Plans by Tenant, necessary to Substantially Complete the Expansion Space ("EXPANSION CONSTRUCTION PERIOD"), where in this instance Substantially Complete has the same meaning as defined in the Work Letter, but applicable to the Expansion Space.

     Promptly following Tenant's receipt of the Response Notice, Landlord and Tenant shall confer and discuss whether Landlord can issue a Landlord's Proposal or the modification of any of the provisions of Landlord's Proposal submitted as part of the Response Notice that Landlord is willing, in its sole discretion, to modify and Tenant, in its sole discretion, is willing to accept. In the event Landlord is willing to modify any provision(s) of Landlord's Proposal and Tenant is willing to accept such Landlord's modification, such modified Landlord's Proposal shall be substituted for the initial one, if any, submitted by Landlord to Tenant as aforesaid.

     Notwithstanding the foregoing, within ninety (90) days following Tenant's receipt of the Response Notice, by written notice to Landlord, Tenant may elect to (i) accept Landlord's Proposal if one was submitted as part of the Response Notice or, following Landlord's meeting with Tenant as aforesaid, Landlord submits one; (ii) procure financing for the benefit of Landlord on terms acceptable to Landlord in its sole discretion; (iii) in the instance of Tenant's disapproval of the Expansion Financing Terms or the inability of Landlord provided in the Response Notice to finance, plan and construct the Expansion Space, Tenant may elect to pay for and construct or cause to be constructed the Expansion Space itself, as if New Work ("TENANT PERFORMED EXPANSION WORK"), or
(iv) withdraw its Expansion Notice, in which instance, subject to the right of Tenant to submit two Expansion Notices in total as provided in Section 2A.1 above, Tenant's right to request a Response Notice from Landlord pursuant to this Article 2A shall terminate and be of no further force or effect.

     If Tenant fails to notify Landlord of Tenant's foregoing election within said ninety (90) days, it shall act as notice to Landlord that Tenant has elected to withdraw the subject Expansion Notice. If Tenant elects to accept a submitted Landlord's Proposal as aforesaid, it shall act as Tenant's authorization to Landlord ("NOTICE TO PROCEED") to proceed with the preparation of the Expansion Plans and when approved, the commencement of the Construction of the Expansion Space. If Tenant elects to procure financing for the benefit of Landlord on terms acceptable to Landlord in its sole discretion, Tenant shall cause the lender of such financing to be willing to open such financing (or enter into a binding, written commitment with Landlord on terms acceptable to Landlord) within thirty (30) days thereafter, and thereupon the Notice to Proceed shall be deemed issued to Landlord. However, if a commitment acceptable to Landlord is entered into by such lender, but the loan is not opened within ninety (90) days, Landlord shall not be obligated to construct the Expansion Space, but within an additional thirty (30) days after failure to open such financing within the time period aforesaid, Tenant can elect to undertake, at its sole cost, the Tenant Performed Expansion Space. If Tenant elects the Tenant Performed Expansion Space, (i) Tenant shall promptly commence the same, weather permitting, and complete the same with commercially reasonable diligence, but in any event prior to the expiration of the Initial Term, (ii) all portions of the Expansion Space (excluding Trade Fixtures and Tenant's personal property therein) shall be deemed to form a part of the Building and the Demised Premises, and (iii) the duration of the Initial Term shall not be affected by the Expansion Extension (but Tenant shall continue to have the options to renew on the terms set forth in Section 1.4 hereof.

     SECTION 2A.3    INTENTIONALLY DELETED

     SECTION 2A.4 PREPARATION OF EXPANSION PLANS. If and following the date Landlord receives the Notice to Proceed (or is deemed to have received the Notice to Proceed in the instance of the opening of financing as aforesaid made available to Landlord by Tenant), Landlord shall cause to be prepared and delivered to Tenant all of the components of plans and specifications for the Expansion Space (herein, the "EXPANSION PLANS") prepared by an Illinois licensed architect ("EXPANSION ARCHITECT") and one or more Illinois licensed engineers, reasonably acceptable to Tenant, and in substantial conformity with the Expansion Notice, as modified pursuant to Section 2A.2 hereof.

     All of said components of the Expansion Plans will be prepared and delivered to Tenant no later than the date that is sixty (60) days following Landlord's receipt (or deemed receipt in the instance of the opening of financing as aforesaid made available to Landlord by Tenant), which components shall contain substantially similar elements as those contained in the Initial Improvements Final Plans and Specifications, will be in substantial compliance with the Landlord's Proposal, and will be sufficiently complete to enable the issuance of a building permit by the applicable governmental authority for the construction of the Expansion Space.

     If: (i) each component submitted by Landlord is in compliance with the Landlord's Proposal; and (ii) the character and quality of the systems and improvements comprising the Expansion Space are consistent with the character and quality of the Initial Improvements, Tenant agrees that it will not unreasonably withhold its approval of any such submitted component, except for just and reasonable cause. Any disapproval of the components by Tenant which, in order to obtain Tenant's approval upon resubmission, requires a revision thereto, which revision in Landlord's reasonable opinion is a substantial deviation from Landlord's Proposal shall be deemed a Change Order. Landlord, within ten (10) Business Days following Landlord's receipt of such deviating, disapproved component shall notify Tenant, in writing, of Landlord's good faith estimate of the amount, if any, of delay in the design for and the completion of construction of the Expansion Space and, if applicable, the extra cost to or savings to Tenant resulting from the requested revision. In no instance shall Tenant be permitted to order such deviation, if such deviation would cause the Expansion Plans not to be in compliance with all Expansion Laws or cause a substantial deviation of the Expansion Space from the character and quality of the Initial Improvements.

     When all of the components of the Expansion Plans have been ultimately approved by Tenant, Tenant and Landlord shall each affix their respective signatures or initials to each page comprising such component and all such approved components shall constitute the Expansion Plans and a schedule thereof shall be attached to this Lease as EXHIBIT 2A.4.

     SECTION 2A.5 EXPANSION COMMENCEMENT DATE. If Landlord has received or is deemed as aforesaid to have received a Notice to Proceed, Landlord shall cause the Expansion Space to be Substantially Completed, subject to Permitted Delays, on or before the date ("EXPANSION COMPLETION DATE") that occurs not later than the expiration of the Expansion Construction Period. Landlord shall extend commercially reasonable efforts to Substantially Complete the Expansion Space no later than the Expansion Completion Date. The date on which the Expansion Space is Substantially Complete shall be known as the "EXPANSION COMMENCEMENT DATE." However, if Landlord fails to Substantially Complete the Expansion Space on or before the Expansion Completion Date, Tenant's sole remedy for such failure shall be to pursue an action for specific performance against Landlord.

     On the Expansion Commencement Date, the Expansion Space shall be deemed to form a part of the Building and the Demised Premises. Notwithstanding the foregoing, in the event Tenant Extensions are applicable to the Expansion Space, the Expansion Commencement Date shall be the date on which the Expansion Space would have been Substantially Complete, but for Tenant Extensions and the Expansion Extension shall commence on such date.

     SECTION 2A.6 SCOPE OF WORK - EXPANSION SPACE. Weather permitting, promptly following the approval of the Expansion Plans by Tenant, Landlord agrees to furnish, at Landlord's sole cost and expense (except in the instance of Change Orders applicable to the Expansion Space), all the material, labor and equipment necessary for the commencement and Substantial Completion of construction of the Expansion Space. The Expansion Space shall be constructed in a good and workmanlike manner in accordance with the Expansion Plans, and Landlord agrees to complete the construction thereof in full compliance with all Expansion Laws (including ADA, as hereafter defined), as then in effect, except as such compliance may be affected as a result of any work to be performed by or on behalf of Tenant (other than by Landlord) in the Expansion Space prior to the Expansion Commencement Date.

     In the event Tenant requires any such work to be performed, Tenant shall timely advise Landlord, in writing, of the plans and specifications for such work. In the event Landlord

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

approves such plans and specifications, which approval shall not be unreasonably withheld, conditioned or delayed, Landlord shall afford Tenant and its separate contractors access to the Expansion Space prior to the Expansion Commencement Date on the same terms and conditions as the right of Early Access afforded Tenant pursuant to the Work Letter. In the event Tenant subsequently modifies such approved plans and specifications or Tenant's separate contractors fail to perform such work in compliance with such approved plans and specifications, then the procedures in respect to such subsequent modification or the affect of Tenant's separate contractors' failure to comply with the approved plans and specifications shall be as provided in the Work Letter applicable to the Initial Improvements.

     SECTION 2A.7 EXPANSION CHANGE ORDERS. If Landlord constructs the Expansion Space, Tenant shall be allowed to request Change Orders with respect to the Expansion Space in the same manner and with the same effect as Change Orders to the Initial Improvements, except as hereafter provided. Any Change Orders with respect to the Expansion Space shall modify the Expansion Costs, upwards or downwards, as the case may be, that is set forth in Landlord's Proposal. Any increase in the amount of the Expansion Costs set forth in Landlord's Proposal as a result of a Change Order in respect to the Expansion Space shall be paid by Tenant within thirty (30) days of Tenant's receipt of an invoice from Landlord for work completed in the previous month that is applicable to such Change Order.

     SECTION 2A.8 WARRANTY AS TO EXPANSION SPACE. If Landlord constructs the Expansion Space, Landlord shall warrant all portions of the improvements constructed pursuant to the Expansion Plans against defects in workmanship and materials for a period of one (1) year after Substantial Completion thereof, under the same terms, conditions and undertakings, and with the same limitations as set forth in the Work Letter applicable to the Initial Improvements.

     SECTION 2A.9 EXPANSION PUNCH LIST. If Landlord constructs the Expansion Space, Landlord shall notify Tenant of the date which is not less than ten (10) days prior to the estimated date on which Substantial Completion of the Expansion Space is expected to be achieved (herein referred to as "EXPANSION INSPECTION DATE"). As close to the Expansion Inspection Date as is reasonably possible, Landlord and Tenant shall make a joint, physical inspection of the Expansion Space to list any items of work to be completed (herein referred to as "EXPANSION PUNCH LIST ITEMS"). Landlord shall deliver, in writing, its unconditional promise to complete the Expansion Punch List Items, within such reasonable period of time in respect to each item as is necessary to complete the same, taking into account diligence and good workmanlike practices and long lead time items for materials. In the event of a disagreement between the parties as to the inclusion or the exclusion of an item as an Expansion Punch List Item, the decision of the Construction Arbitrator (or if the Construction Arbitrator is unwilling to act or ceases to exist, such successor Construction Arbitrator reasonably and mutually agreed upon by Landlord and Tenant) shall control.

     SECTION 2A.10 EXPANSION COSTS. If Landlord constructs the Expansion Space, for purposes of determining the Base Rent for the Expansion Space during the Initial Term following the Expansion Commencement Date, "EXPANSION COSTS" shall be the aggregate of all payment obligations of those contracts for so-called "hard costs" and "soft costs," including, but not necessarily limited to, all actual planning, design and construction costs, direct project overhead,

                                       20
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general conditions of the Expansion Space contractor, insurance, reasonable construction loan interest costs, architect's and engineer's fees, reasonable legal fees, permit fees (including impact fees imposed by any governmental authority) and other municipality costs, and the amount of the return on Landlord's equity paid prior to the Expansion Completion Date at the Expansion Equity Return Rate which are incurred by or on behalf of Landlord for the construction of the Expansion Space pursuant to the Expansion Plans, but expressly excluding any profit fee payable to the Expansion Space contractor retained by Landlord for the construction for the Expansion Space. Landlord agrees to conduct the planning, design and construction of the Expansion Space on an "open-book" in the same manner as provided in the Work Letter in respect to the Initial Improvements so that Tenant shall have the opportunity to review and verify all of the component elements that comprise the Expansion Costs.

                                    ARTICLE 3
                             RENT AND OTHER CHARGES

     SECTION 3.1     BASE RENT.

     (a) PAYMENT OF BASE RENT. Tenant shall pay to Landlord's rental agent, Higgins Development Partners, L.L.C., Suite 800, 101 East Erie Street, Chicago, Illinois 60611, or at such other place as Landlord may from time to time designate in writing, in coin or currency which, at the time of payment, is legal tender for private or public debts of the United States of America, annual base rent ("BASE RENT") during the Term, as set forth in this Section 3.1. Base Rent shall be computed as provided in Section 3.1(b) through 3.1(g), and shall be payable in equal monthly installments, each in advance, on or before the first day of each and every calendar month during the Term.

     (b) BASE RENT DURING TERM FOR INITIAL IMPROVEMENTS. Subject to the Base Rent Adjustment (as hereafter defined), commencing on the Initial Term Commencement Date, the annual Base Rent applicable to the Initial Improvements for the first twelve months following the Initial Term Commencement Date shall be One Million, Six Hundred Fifty Four Thousand, Ninety Six and 46/100ths Dollars ($1,654,096.46). For each twelve month period (or portion thereof at the end of the Term) during the Term (as to each, "LEASE YEAR"), the annual Base Rent applicable to the Initial Improvements shall be increased over the Term by an amount equal to two percent (2%) of the preceding Lease Year's annual Base Rent

     (c) BASE RENT ADJUSTMENT FOR INITIAL IMPROVEMENTS. When the Total Project Costs are determined as provided in the Work Letter, Landlord and Tenant shall promptly adjust, if applicable, the Base Rent provided in Section 3.1(b) above ("BASE RENT ADJUSTMENT"). For the purposes of computing the Base Rent Adjustment, Base Rent for the Initial Improvements for the first Lease Year shall be calculated by multiplying the constant of Ten and 20/100ths percent (10.20%) by the Total Project Costs. The amount of the Base Rent Adjustment shall be the amount by which the Base Rent for the first Lease Year provided in
Section 3.1(b) above is more or less than the Base Rent calculated in the preceding sentence. If such calculation of Base Rent results in a greater amount than the Base Rent provided in Section 3.1(b) above, then within thirty (30) days following the determination of the Base Rent Adjustment, Tenant shall pay to Landlord such greater amount. However, if such calculation of Base Rent results in a lesser

                                       21
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amount than the Base Rent provided in Section 3.1(b) above, then Tenant can deduct from so much Base Rent (computed for the determination of the Base Rent Adjustment) thereafter due and payable the amount of Base Rent theretofore paid to Landlord pursuant to Section 3.1(b) above that is greater than as provided in the Base Rent Adjustment, until there has been retained by Tenant the difference between the Base Rent theretofore paid to Landlord pursuant to Section 3.1(b) and the Base Rent, as adjusted, by the Base Rent Adjustment.

     (d) BASE RENT DURING TERM FOR EXPANSION SPACE. If Landlord constructs the Expansion Space as provided in Article 2A hereof, subject to the Expansion Base Rent Adjustment (as hereafter defined), commencing on the Expansion Commencement Date, the annual Base Rent applicable to the Expansion Space for the first twelve months following the Expansion Commencement Date shall equal the sum of Expansion Principal Amount contained in Landlord's Proposal multiplied by the Financing Constant. Each twelve month period thereafter (or portion thereof at the end of the Term) during the Term is defined to be the "EXPANSION LEASE YEAR."

     If Tenant elects the Tenant Performed Expansion Work, there will be no Base Rent applicable to the Expansion Space during the Term.

     (e) EXPANSION BASE RENT ADJUSTMENT. If Landlord constructs the Expansion Space, when all of the actual Expansion Costs are determined as provided in Article 2A hereof, Landlord and Tenant shall promptly adjust, if applicable, the Base Rent provided in Section 3.1(d) above ("EXPANSION BASE RENT ADJUSTMENT"). For the purposes of computing the Expansion Base Rent Adjustment, Base Rent for the Expansion Space for the first Expansion Lease Year shall be computed to be the actual Expansion Costs multiplied by 1.09 and thereafter multiplied by the Financing Constant. The amount of the Expansion Base Rent Adjustment shall be the amount by which the Base Rent for the Expansion Space for the first Expansion Lease Year provided in Section 3.1(d) above is more or less than the Base Rent calculated in the preceding sentence. If such calculation of Base Rent results in a greater amount than the Base Rent provided in Section 3.1(d) above, then within thirty (30) days following the determination of the Expansion Base Rent Adjustment, Tenant shall pay to Landlord such greater amount. However, if such calculation of Base Rent results in a lesser amount than the Base Rent provided in Section 3.1(d) above, then Tenant can deduct from so much Base Rent (computed for the determination of the Expansion Base Rent Adjustment) thereafter due and payable the amount of Base Rent theretofore paid to Landlord pursuant to Section 3.1(d) above that is greater than as provided in the Expansion Base Rent Adjustment, until there has been retained by Tenant the difference between the Base Rent theretofore paid to Landlord pursuant to Section 3.1(d) and the Base Rent, as adjusted, by the Expansion Base Rent Adjustment.

     (f) INITIAL IMPROVEMENTS CHANGE ORDER BASE RENT. Not less than ten (10) days prior to the date the Initial Improvements are estimated by Landlord to be Substantially Complete, Landlord shall advise Tenant, in writing, of Landlord's then good faith estimate of the aggregate amount of the net Change Order Costs (as defined in the Work Letter) therefor. Commencing on the Initial Term Commencement Date, the annual Base Rent applicable to Change Order Costs for the Initial Improvements for the first Lease Year shall be calculated by multiplying the constant of Fourteen and 40/100ths percent (14.4%) by the Change Order Costs.

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For each Lease Year thereafter during the Term, the annual Base Rent applicable to Change Order Costs for the Initial Improvements shall be increased over the Term by an amount equal to two percent (2%) of the preceding Lease Year's annual Base Rent for the Change Order Costs.

     (g) INITIAL IMPROVEMENTS CHANGE ORDER BASE RENT ADJUSTMENT. When the Total Project Costs are determined as provided in the Work Letter and all of the actual Change Order Costs for the Initial Improvements are known, Landlord and Tenant shall promptly adjust, if applicable, the Base Rent provided in
Section 3.1(f) above ("CHANGE ORDER BASE RENT ADJUSTMENT"). For the purposes of computing the Change Order Base Rent Adjustment, Base Rent for the Change Order Costs for the Initial Improvements for the first Lease Year shall be calculated by multiplying the constant of Fourteen and 40/100ths percent (14.4%) by the aggregate amount of the net actual Change Order Costs for the Initial Improvements. The amount of the Change Order Base Rent Adjustment shall be the amount by which the Base Rent for the Change Order Costs for the first Lease Year provided in Section 3.1(f) above is more or less than the Base Rent for the Change Order Costs calculated in the preceding sentence. If such calculation of Change Order Base Rent results in a greater amount than the Base Rent provided in Section 3.1(f) above, then within thirty (30) days following the determination of the Change Order Base Rent Adjustment, Tenant shall pay to Landlord such greater amount. However, if such calculation of Base Rent for the Change Order Costs results in a lesser amount than the Base Rent provided in
Section 3.1(f) above, then Tenant can deduct from so much Base Rent (computed for the determination of the Change Order Base Rent Adjustment) thereafter due and payable the amount of Base Rent theretofore paid to Landlord pursuant to
Section 3.1(f) above that is greater than as provided in the Change Order Base Rent Adjustment, until there has been retained by Tenant the difference between the Base Rent for the Change Order Costs theretofore paid to Landlord pursuant to Section 3.1(f) and the Base Rent For the Change Order Costs, as adjusted in the Change Order Base Rent Adjustment.

     (h) BASE RENT ADJUSTMENT MEMORANDUM. Promptly following, in each instance, of the determination of the Base Rent Adjustment, Expansion Base Rent Adjustment and Change Order Base Rent Adjustment, Landlord and Tenant shall each execute and deliver to the other a memorandum, in form and content reasonably acceptable to Landlord and Tenant, setting forth the amount of the Base Rent for the Initial Improvements for the first Lease Year, the amount of the Base Rent for the Expansion Space for the first Expansion Lease Year and the amount of the Base Rent for the Change Order Costs for the first Lease Year.

     SECTION 3.2. PRORATION OF BASE RENT. If the Initial Term Commencement Date or Expansion Commencement Date commences other than on the first day of a calendar month or ends other than on the last day of a month, the Base Rent for such month shall be prorated accordingly.

     SECTION 3.3. ADDITIONAL CHARGES. Except as provided in Articles 11 and 12 hereof, in each Lease Year of the Term, all Impositions (as hereafter provided), insurance premiums, utility charges, maintenance, repair and replacement expenses, all expenses relating to Compliance with Laws (as hereafter defined), and all other costs, fees, charges, expenses, reimbursements and obligations of every kind and nature whatsoever relating to the Demised Premises, which may arise or become due during the Term, or by reason of events then occurring, shall be paid or discharged by Tenant as additional payment obligations hereunder (together, "ADDITIONAL CHARGES"). Tenant shall indemnify, defend and save Landlord, and its members, partners, directors, officers, shareholders, contractors, subcontractors, sub-subcontractors, Mortgagees (as hereafter defined), agents and employees, harmless from and against any and all loss, cost or damage, including, without limitation, reasonable attorneys' fees, incurred or sustained by any of them as a result of the failure of Tenant to timely and fully pay all such Additional Charges due and payable.

     SECTION 3.4 PAYMENTS PAYABLE WITHOUT PRIOR DEMAND; MAXIMUM RATE OF INTEREST. Except as set forth herein, all payments of Base Rent and Additional Charges shall be payable without previous demand therefor. In case of nonpayment by Tenant of any item of Additional Charges payable to Landlord when the same are due, Landlord shall have, in addition to all its other rights and remedies, all of the rights and remedies available to Landlord under the provisions of this Lease or by law as if in the case of nonpayment of Base Rent. The performance and observance by Tenant of all the terms, covenants, conditions and agreements to be performed or observed by Tenant hereunder shall be performed and observed by Tenant, at Tenant's sole cost and expense.

     Any installment of Base Rent or Additional Charges payable to Landlord or any other charges payable by Tenant to Landlord under the provisions hereof which shall not be paid within five (5) days following the date payable hereunder, shall bear interest at an annual rate equal to four (4) percentage points per annum in excess of the prime rate of interest from time to time published in the WALL STREET JOURNAL (or similar publication if the WALL STREET JOURNAL shall cease to exist or to publish such rate) at the time the subject installment is due, but in no event in excess of the maximum lawful rate permitted to be charged by Landlord against Tenant. Such rate of interest is hereinafter referred to as the "MAXIMUM RATE OF INTEREST."

                                    ARTICLE 4
                       PAYMENT OF TAXES, ASSESSMENTS, ETC.

     SECTION 4.1 ADDITIONAL CHARGES. Subject to the terms, provisions and conditions of this Section 4.1, Tenant covenants and agrees to pay, as Additional Charges, before any fine, penalty, interest or cost may be added thereto for the nonpayment thereof, (i) all real estate taxes, including, but no limited to so-called Payment in Lieu of Taxes or Economic Activity Taxes, (ii) special assessments, (iii) the Demised Premises' allocable share of regular and special assessments with respect to any common area improvements that form a part of any covenant to which title to the Land is subject for items such as, without limitation, common area maintenance of storm water detention systems or roadways servicing more than just the Demised Premises within or connected to the Park ("PARK ASSESSMENTS"), (iv) water rates and charges, sewer rates and charges, including, without limitation, any sum or sums payable for sewer or water capacity, charges for public utilities, (v) insurance premiums at commercially competitive rates for that insurance required to be maintained by Landlord pursuant to Section 5.1 hereof, (vi) street lighting, excise levies, licenses, permits or governmental inspection fees or charges (except those relating to the construction of the Improvements), and (vii) all other charges or burdens of whatsoever kind and nature (including, without limitation, costs, fees and expenses of complying with any restrictive covenants or similar agreements to which the Land is subject, incurred in the use, occupancy, operation, leasing or possession of the Demised Premises (excluding any income taxes on the Base Rent imposed on Landlord, it being the intent of the parties hereto that any tax on the net income derived from the Base Rent payable in respect to the Demised Premises imposed by any governmental authority shall be paid by Landlord), without particularizing by any known name or by whatever name hereafter called, and whether any of the foregoing be general or special, ordinary or extraordinary, foreseen or unforeseen, which at any time during the Term may be payable (collectively, "IMPOSITIONS"). It is the intention of Landlord and Tenant that Tenant will pay all Impositions directly to the person, entity, utility, municipality or other body which is owed the Imposition; provided, however, that upon Landlord's request from time to time, Tenant shall deliver receipts and other reasonable evidence of its payment of any and all Impositions and other items of Additional Charges paid to third parties. If any Additional Charges are to be paid by Tenant to Landlord (as opposed to being paid by Tenant to a third party), then such payments shall be due thirty (30) days after Landlord has invoiced Tenant therefor.

     Except as hereinafter provided, Tenant shall pay all real estate taxes, whether heretofore or hereinafter levied or assessed upon the Demised Premises, or any portion thereof, which are due and payable during the Term (regardless of the period to which such taxes relate).

     SECTION 4.2 RENT TAXES. Except for any tax on the net income derived from the Base Rent, if at any time during the Term, any method of taxation shall be such that there shall be levied, assessed or imposed on Landlord, or on the Base Rent or Additional Charges, or on the Demised Premises, or any portion thereof, in lieu of real property taxes, a capital levy, gross receipts tax or other tax on the rents received therefrom, or a franchise tax, or an assessment, gross levy or charge measured by or based in whole or in part upon such gross Base Rent and gross Additional Charges, Tenant, to the extent permitted by law, covenants to pay and discharge the same. If such method of taxation is applicable, Tenant's obligation in respect thereto shall only be for the Demised Premises and shall not apply to any other real estate or leasehold interest owned by Landlord. Anything in this Lease to the contrary notwithstanding, it is the intention of the parties hereto that the Base Rent to be paid hereunder shall be paid to Landlord absolutely net without deduction or charge of any nature whatsoever, foreseeable or unforeseeable, ordinary or extraordinary, or of any nature, kind or description, except as otherwise expressly provided in this Lease. Nothing contained in this Lease shall require Tenant to pay any municipal, state or federal net income or excess profits taxes assessed against Landlord, or any municipal, state or federal business privilege, mercantile, capital levy, estate, succession, inheritance or transfer taxes of Landlord, or organizational franchise taxes imposed upon any corporate owner of the fee of the Demised Premises.

     SECTION 4.3 RECEIPTS FOR IMPOSITIONS. Tenant covenants to furnish Landlord, within ten (10) days of written request from Landlord, official receipts of the appropriate taxing authority, or other appropriate proof satisfactory to Landlord, evidencing the payment of any Imposition or other tax, assessment, levy or charge payable by Tenant hereunder. The certificate, advice or bill of the appropriate official designated by law to make or issue the same, or to receive payment of any Imposition or other tax, assessment, levy or charge, may be relied upon by Landlord as sufficient evidence that such Imposition or other tax, assessment, levy or charge is due and unpaid at the time of the making or issuance of such certificate, advice or bill. The Landlord shall notify all taxing authorities to deliver tax bills, assessments, and/or levies directly to Tenant during the Term, at the address provided by Tenant to Landlord. Notwithstanding such notice to the taxing authorities, if any tax bills, assessments or levies are nonetheless delivered to the Landlord, Landlord shall promptly provide such documents to Tenant. Landlord shall be responsible for any penalties, interest and/or liabilities imposed by taxing authorities resulting from the failure of the Landlord to promptly deliver to Tenant any bills, assessments and/or levies that were delivered to Landlord (and not Tenant) by the applicable taxing authority. Notwithstanding anything in this Lease to the contrary, for any tax, assessment, levy or charge that, is permitted to be paid in installments, Tenant shall be permitted to pay the same over the longest period permitted by law.

     SECTION 4.4 LANDLORD'S AND TENANT'S RIGHT TO CONTEST IMPOSITIONS. Tenant shall have the right, at Tenant's expense, to contest the amount or validity, in whole or in part, of any Impositions by appropriate proceedings conducted in the name of the Landlord or in the name of Landlord and Tenant. Landlord shall cooperate with Tenant in executing documents or other actions as may be required for Tenant to pursue challenges to the Impositions. To the extent that the Tenant achieves a reduction in any Imposition, Tenant shall have the sole right to any refunds of amounts of such Imposition previously paid by the Tenant. In the event that the Landlord recommends to the Tenant that Tenant contest an Imposition, and the Tenant fails to notify the Landlord, within thirty (30) days that Tenant intends to contest the Imposition as recommended by the Landlord, then Landlord, at any time during the last twenty four (24) months of the Term, shall have the right, but not the obligation, to contest the amount or validity, in whole or in part, of any Impositions by appropriate proceedings conducted in the name of Landlord or in the name of Landlord and Tenant. If Landlord elects during said last twenty four (24) months to contest the amount or validity, in whole or in part, of any Impositions, such contest by Landlord shall be at Landlord's expense; provided, however, that if the amounts payable by Tenant for Impositions are reduced (or if a proposed increase in such amounts is avoided or reduced) by reason of Landlord's contest of Impositions, Tenant shall reimburse Landlord for costs incurred by Landlord in contesting such Impositions (including, without limitation, reasonable attorneys' fees), but such reimbursements shall not be in excess of the amount saved by Tenant by reason of Landlord's actions in contesting such Impositions. Tenant shall reasonably cooperate with Landlord in regard to any and all such contests.

                                    ARTICLE 5
                                    INSURANCE

     SECTION 5.1     LANDLORD'S INSURANCE.

     (a)     INTENTIONALLY DELETED

     (b) PROPERTY INSURANCE. At all times during the Term and at Tenant's sole cost and expense (such cost and expense being a part of Tenant's Additional Charges hereunder), Landlord shall keep the Demised Premises and the Improvements insured for the benefit of Landlord and its Mortgagees against (i) loss or damage by fire; (ii) loss or damage from such other risks or hazards now or hereafter embraced by a "Special Cause of Loss" form, including without limitation, windstorm, hail, explosion, vandalism, riot and civil commotion, damage from vehicles and aircraft, smoke damage, water damage and debris removal; (iii) loss from flood if the Land is in a federally designated flood area, in which case the amount of the coverage for such peril shall be as hereafter provided; (iv) loss from earthquake (if appropriate); and (v) loss or damage from such other risks or hazards of a similar or dissimilar nature which are now or may hereafter be customarily insured against with respect to improvements similar in construction, design, general location, use and occupancy to the Demised Premises ("PROPERTY INSURANCE"). Promptly after payment of the premium(s) for the Property Insurance, Landlord shall invoice Tenant for the same.

     At all times, the Property Insurance coverage shall be in an amount equal to one hundred percent (100%) of the then "Full Replacement Cost" of the Improvements (except for foundation, grading and excavation), and shall include a so-called "Agreed Amount Endorsement." Full Replacement Cost shall be interpreted to mean the cost of replacing the Improvements, without deduction for depreciation, obsolescence, or wear and tear, and shall include a reasonable sum for architectural and engineering fees connected with the restoration or replacement of the Improvements in the event of damages thereto or destruction thereof. Full Replacement Cost shall be determined from time to time. The deductible under Landlord's Property Insurance shall not exceed that amount that is commercially reasonable, and Landlord shall extend diligent efforts to obtain commercially competitive rates for the Property Insurance.

     (c) BUSINESS INTERRUPTION INSURANCE. At all times during the Term and at Tenant's sole cost and expense (such cost and expense being a part of Tenant's Additional Charges hereunder), Landlord shall obtain and continuously maintain in full force and effect rent interruption insurance, insuring against loss of all or any portion of the Rent due and payable hereunder, for up to eighteen (18) months ("BUSINESS INTERRUPTION INSURANCE"). Such policy shall name Landlord and its Mortgagees as insureds thereunder. Promptly after payment of the premium(s) for the Business Interruption Insurance, Landlord shall invoice Tenant for the same. Landlord shall extend diligent efforts to obtain commercially competitive rates for the Business Interruption Insurance.

     (d) INSURANCE COMPANIES. The Property Insurance and Business Interruption Insurance provided under this Section 5.1 shall, as applicable, (i) be written with reputable companies licensed to do business in the State of Illinois, having a Best's "General Policy Holding Rating" of A- or better and a financial rating class of VII or better; (ii) cite the interest of Landlord and its Mortgagees in standard mortgagee clauses; and (iii) be maintained continuously throughout the Term.

     SECTION 5.2     TENANT'S INSURANCE.

     (a) TENANT'S PROPERTY INSURANCE. Tenant shall maintain insurance coverage upon all personal property and Trade Fixtures of Tenant, and the personal property of others claiming by, through or under Tenant kept, stored or maintain on the Demised Premises on a "Special Cause of Loss" property insurance form, for the full replacement cost thereof.

     (b) TENANT'S COMMERCIAL LIABILITY INSURANCE. Tenant shall obtain and continuously maintain in full force and effect commercial liability insurance covering claims for bodily injury, personal injury or property damage for any loss for which the Tenant is legally liable, liability or damage on, about or relating to the use and occupancy of the Demised Premises, or any portion thereof, having limits of not less than Five Million and 00/100ths Dollars ($5,000,000.00) combined single limit on an occurrence basis. Such policy shall name Tenant as named insured and Landlord and its Mortgagees as additional insureds, and shall be primary and noncontributory to any commercial liability insurance maintained by Landlord.

     (c) WORKER'S COMPENSATION INSURANCE. Tenant shall obtain and continuously maintain in full force and effect Worker's Compensation and Employer's Liability Insurance with statutory benefits, voluntary compensation coverage and Employer's Liability limits of Five Hundred Thousand and 00/100ths Dollars ($500,000.00) each accident, Five Hundred Thousand and 00/100ths Dollars ($500,000.00) each employee for disease, and Five Hundred Thousand and 00/100ths Dollars ($500,000.00) policy limit for disease.

     (d) INSURANCE APPROVAL. All policies of insurance required of Tenant under this Section 5.2 shall be written in such form as shall be reasonably satisfactory to Landlord and its Mortgagees. Certificates of insurance (or other proof of coverage) reasonably acceptable to Landlord shall be delivered to Landlord and its Mortgagees, on or before the earlier of the Initial Term Commencement Date or the date on which Tenant exercises its rights to Early Access (as defined in the Work Letter), if applicable, and not later than thirty
(30) days prior to the expiration of any current policy or certificate. If Tenant provides evidence of insurance by certificate, Tenant will deliver a certificate of insurance similar to an ACCORD Form 24. A new or replacement certificate of insurance, an insurance binder or other evidence of the continuation of coverage acceptable to Landlord and its Mortgagees shall be delivered to Landlord and its Mortgagees, within fifteen (15) days' prior to the expiration of the then current policy term. If other than a new or replacement certificate is delivered to Landlord as aforesaid, then promptly thereafter Tenant shall deliver to Landlord a new or replacement certificate for such continuation of coverage.

     (e) CANCELLATION NOTICE. Each policy of insurance required of Tenant under this Section 5.2 shall have attached thereto (i) an endorsement that such policy shall not be canceled or materially changed without at least thirty (30) days' (or 10 days', in the instance of non-payment of premium) prior written notice to Landlord and its Mortgagees, and Tenant, and (ii) an endorsement to the effect that the insurance as to the interests hereunder of Landlord, and Landlord's partners, directors, officers, shareholders, contractors, subcontractors, sub-subcontractors, Mortgagees, agents or employees shall not be invalidated by any act or neglect of any person.

     SECTION 5.3     OTHER INSURANCE PROVISIONS.

     (a) INCREASED LIMITS. Not more frequently than once every two (2) years, Landlord may increase the amount of the coverage required to be maintained by Tenant pursuant to Sections 5.2(b) and 5.4 hereof to be increased to an amount that is generally required to be maintained by or for landlords of buildings that are of similar size, scope, design, quality and containing amenities similar to the Demised Premises that are located in the Counties of Lee, LaSalle, DeKalb, Bureau, Putman or Ogle in the State of Illinois.

     (b) BLANKET COVERAGE. Nothing contained in this Article 5 shall prevent Landlord or Tenant from taking out insurance of the kind and in the amount provided for herein under a blanket insurance policy or policies which may cover other properties owned, leased or operated by Landlord (as well as the Demised Premises) and Tenant and other properties owned, leased or operated by Tenant (other than the Demised Premises). However, any such policy or blanket insurance of the kind provided for shall not contain any clause which would result in the insureds

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

thereunder being required to carry any additional insurance with respect to the property or risk covered thereby in an amount not less than any specific percentage of the full replacement value of such property in order to prevent the insureds therein named from becoming a co-insurer of any loss with the insurer under the applicable policy.

     SECTION 5.4 TENANT'S CONTRACTOR'S INSURANCE. During any period of construction by Tenant of New Work or Fit-Up Work, Tenant shall cause Tenant's contractors to obtain and continuously maintain in full force and effect (i) General Liability insurance with minimum limits of liability of One Million and 00/100ths Dollars ($1,000,000.00) each occurrence and Two Million and 100/100th Dollars ($2,000,000.00) combined single limit for bodily injury, personal injury and property damage and including Landlord and Landlord's Mortgagee as additional insureds, and (ii) workers compensation insurance. Premiums under any such blanket insurance policies maintained by Landlord with respect to the Demised Premises and any other properties of Landlord shall be reasonably allocated to the Demised Premises reasonably and proportionally, based on the replacement cost thereof and of such other properties and any other factors recognized by the insurer as affecting the insurance rates for the respective properties, including the Demised Premises.

     SECTION 5.5 WAIVER OF SUBROGATION. Subject to this Section 5.5, Landlord and Tenant each hereby waive any and every claim for recovery from the other (regardless of the negligence of the non-waiving party) for any and all loss or damage to the Demised Premises or to the contents thereof, which loss or damage is covered by the provisions of any property insurance policy carried, or would have been covered by the provisions of any property insurance policy required to be carried, by either party pursuant to this Lease. Inasmuch as this mutual waiver will preclude (subject to this Section 5.5) the assignment of any such claim by subrogation (or otherwise) to an insurance company (or any other person), Landlord and Tenant each agree to have such insurance policies properly endorsed, if necessary, to prevent the invalidation of such insurance coverage by reason of such waiver. Anything in this Section 5.5 to the contrary notwithstanding, if at any time during the Term the waiver of subrogation clause required to be maintained by Landlord and Tenant, respectively, is no longer available on terms which are commercially reasonable, then Landlord and Tenant shall, in good faith, find a mutually acceptable alternative to the benefits afforded each other as a result of such mutual waiver of subrogation.

     SECTION 5.6 RECOVERY OF DAMAGES. Excluding any claim for punitive and consequential damages, neither Landlord nor Tenant shall be limited in the proof of any damages to the amount of the insurance premium or premiums not paid or not incurred by Landlord or Tenant as a result of any claim that Landlord or Tenant have against the other arising out of or by reason of Landlord's or Tenant's failure to provide and keep in force the insurance required by this
Article 5. Rather, Landlord or Tenant shall also be entitled to recover, as damages for such breach, the uninsured amount of any loss (to the extent of any deficiency between the dollar limits of insurance required by the provisions of this Lease and the dollar limits of the insurance actually carried by Landlord or Tenant), damages, costs and expenses of suit, including, without limitation, reasonable attorneys' fees, suffered or incurred by reason of damage to or destruction of the Demised Premises, or any portion thereof, or other damage or loss which Landlord or Tenant is required to insure against hereunder, occurring during any period when Landlord or Tenant shall have failed or neglected to provide insurance as aforesaid.

                                    ARTICLE 6
               USE, MAINTENANCE AND MANAGEMENT OF DEMISED PREMISES

     SECTION 6.1 PREMISES USE. Tenant shall use and occupy the Demised Premises as a warehouse, distribution, packaging and office facility, provided Tenant, at its sole cost and expense obtains the necessary approvals so the same is permitted by and consistent with all zoning and other applicable statutes, rules, orders ordinances, requirements, regulations or laws and the Land covenants ("PREMISES USE"). Notwithstanding the foregoing, Tenant shall not use or occupy the Demised Premises, or knowingly permit them to be used or occupied,
(i) contrary to any statute, rule, order, ordinance, requirement or regulation applicable thereto, (ii) in any manner which would violate any certificate of occupancy affecting the same, (iii) which would make void or voidable any insurance then in force with respect thereto, (iv) which would make it impossible to obtain fire or other insurance thereon required to be furnished hereunder by Landlord or Tenant, or (v) which would constitute a public or private nuisance or waste. Tenant shall promptly, upon discovery of any such use, compel the discontinuance of such use.

     Tenant shall not use, suffer or permit the Demised Premises, or any portion thereof, to be used by Tenant, any third party or the public (as such), without restriction or in such manner as might reasonably tend to impair Landlord's title to the Demised Premises, or in such manner as might reasonably make possible a claim or claims of adverse usage or adverse possession by the public (as such), or third persons, or of implied dedication of the Demised Premises, or any portion thereof. Nothing contained in this Lease and no action or inaction by Landlord shall be deemed or construed to mean that Landlord has granted to Tenant any right, power or permission to do any act or make any agreement that may create, or give rise to or be the foundation for any such right, title, interest, lien, charge or other encumbrance upon the estate of Landlord in the Demised Premises.

     SECTION 6.2 TENANT'S OPERATIONS, REPAIRS AND MAINTENANCE; END TERM COST SHARING.

     (a) TENANT'S OPERATIONS, REPAIRS AND MAINTENANCE. Except for Warranty Work (as hereafter defined which shall include the warranty provided in Section 2A.8 hereof), at Tenant's sole cost and expense (except for the End Term Cost Sharing as hereafter defined), throughout the Term, Tenant shall keep in good order, condition and repair, and shall make and perform all routine maintenance and necessary repairs, ordinary and extraordinary, foreseen and unforeseen, of every nature, kind and description shall take good care of the Demised Premises and shall keep the same in good order, condition and repair, and shall make and perform all routine maintenance thereof and all necessary repairs thereto, ordinary and extraordinary, foreseen and unforeseen, of every nature, kind and description, ordinary wear and tear excepted. When used in this
Article 6 "repairs" shall specifically include, without limitation, all necessary replacements, renewals and alterations. All repairs made by Tenant, except as hereinafter provided, shall be at least equal in quality to the original work and, in all events, shall be made by Tenant in Compliance with Laws. The necessity for or adequacy of maintenance and repairs shall be measured by the standards which are appropriate for improvements of similar construction and class.

     In addition, except for Warranty Work, Tenant shall timely and properly repair and maintain all of the Demised Premises, including, without limitation, electrical systems, plumbing systems, heating, ventilating and air conditioning systems, fire protection systems, other mechanical systems ("BUILDING SYSTEMS"), Building roof and floor slab, parking lot and landscaping, in accordance with the highest of the following standards: (i) the manufacturer's recommended maintenance schedule which is necessary so as not to void, diminish or impair any warranty for such item from time to time in effect; or (ii) that which is generally recognized as the industry standard for the required maintenance and repair of each such item. Tenant shall also keep all portions of the Demised Premises in a clean and orderly condition, reasonably free of snow, ice, dirt, rubbish, debris and unlawful obstructions. Further, Tenant shall cause all of the Building Systems to be operated by engineers and technicians that are specifically qualified and experienced to so operate the subject Building System. All of Tenant's obligations and requirements described in this Section 6.2 are herein collectively referred to as "TENANT'S OPERATIONS, REPAIRS AND MAINTENANCE." The time permitted for Tenant to effectuate Tenant's Operations, Repairs and Maintenance shall be extended for such period as may reasonably be necessary; provided, however, that Tenant shall continuously, diligently and in good faith prosecute the same. In addition, Landlord, at Landlord's expense, not more frequently than annually during the Term, upon five (5) days written notice (except in the event of an emergency or extraordinary condition), may cause independent private building inspectors, qualified in the specific discipline, to make inspections of the Demised Premises, and the systems or segments thereof, to determine Tenant's compliance under this Section 6.2. In the event such inspection(s) disclose a failure on the part of Tenant to properly and/or timely perform Tenant's Operations, Repairs, Maintenance and Replacements, Landlord shall deliver to Tenant, in writing, a copy of such inspection(s) report. Thereafter, as part of Tenant's Operations, Repairs, Maintenance and Replacements, Tenant shall promptly undertake necessary corrective action to remedy such failure. If such failure is of a material nature, upon the completion of the corrective action, at Tenant's sole cost and expense, Tenant shall cause a further inspection report to be prepared by a independent private building inspectors, qualified in the specific discipline, setting forth the manner in and extent to which such corrective action was taken. Such further inspection(s) report shall be promptly delivered to Landlord.

     If Tenant does not timely or properly perform Tenant's Operations, Repairs and Maintenance as herein provided, after thirty (30) days' notice to Tenant (except in the event of an emergency or extraordinary condition), Landlord may, but is not obligated to, make necessary and required repairs, replacements or maintenance in a reasonably diligent fashion. Tenant shall pay to Landlord all of Landlord's actual costs incurred in connection therewith, plus a fee of ten percent (10%) of such cost, forthwith upon being billed therefor. Landlord may, but shall not be required to, enter the Demised Premises at all reasonable times upon reasonable notice (except in the instance of an emergency) to make necessary and required repairs, alterations, improvements and additions to the Demised Premises or to any equipment, fixtures, landscaping or other improvements located on the Demised Premises, as Landlord deems reasonably necessary and which Tenant failed to do as required in this Lease after written notice from Landlord (except as aforesaid). However, any and all repairs, replacements or maintenance made by Landlord pursuant to this Lease shall be done (i) in a reasonably diligent manner and staged in such a fashion so as to reasonably minimize any disruption to Tenant's business operations, and (ii) in the accompaniment of a representative of Tenant.

     (b) END TERM COST SHARING. When any work necessitated by Tenant's Operations, Repairs and Maintenance is required to be undertaken during the last three (3) Lease

Years of the Term (regardless whether an unexercised right to extend the Term for a Renewal Term exists) and the same includes or is comprised solely of the replacement (as opposed to the repair) of an element or component of the Demised Premises (including Building Systems) that is a so-called capital item ("CAPITAL REPLACEMENT") that (i) has a useful life as hereafter provided of more than three (3) years, (ii) the out-of-pocket third party cost and expense therefor is more than Seventy-Five Thousand and 00/100ths Dollars ($75,000.00), increased as hereafter provided ("FLOOR"), and (iii) that is otherwise determined in accordance with generally accepted accounting principles, consistently applied, Tenant shall notify Landlord, in writing ("CAPITAL REPLACEMENT NOTICE"), with reasonable specificity of the scope and nature of the necessitated Capital Replacement and the general specifications therefor and the reason for the same. If Landlord does not agree with the terms of Tenant's Capital Replacement Notice, within sixty (60) days following Landlord's receipt of the subject Capital Replacement Notice, Landlord shall advise Tenant, in writing, of the scope and nature and the general specifications of the Capital Replacement, if any, Landlord proposes. Thereafter, Landlord and Tenant shall promptly discuss, by telephone or in person, and negotiated in good faith to resolve their differences in the scope, nature and specifications of the subject Capital Replacement. Promptly following the first to occur of (1) such resolution, or
(2) the failure of Landlord to respond when aforesaid to Tenant's Capital Replacement Notice (which failure shall be deemed an acceptance by Landlord of the terms of the subject Capital Replacement Notice), Landlord, at its sole cost and expense (except for the End Term Cost Sharing hereafter defined and provided) Landlord shall cause the Capital Replacement to be commenced and completed in the manner agreed to by Landlord and Tenant or as contained in the subject Capital Replacement Notice if Landlord failed to respond thereto as above provided.

     Promptly following the completion by Landlord of the subject Capital Replacement, Landlord shall deliver to Tenant an invoice of the commercially reasonable out-of-pocket costs and expenses incurred by Landlord for such Capital Replacement. Such invoice shall contain reasonable specificity and supporting documentation such as purchase orders and the like that evidence such costs and expenses, plus a fee equal to two percent (2%) of such costs and expenses (collectively, "CAPITAL REPLACEMENT COSTS"). Such invoice shall also set forth the rate of interest that will be computed on the Capital Replacement Costs if Tenant thereafter delivers a Renewal Notice, which rate shall be that which is commercially reasonable at the time based on Tenant's then existing long term credit rating ("CAPITAL REPLACEMENT INTEREST"). Within thirty (30) days following Tenant's receipt of such invoice, Tenant shall pay to Landlord, as Additional Charges, that amount of the Capital Replacement Costs set forth in said invoice, multiplied by a fraction, the numerator of which is the number of months (rounded to the nearest whole month) remaining in the portion of the Term then in effect (i.e. the Initial Term or the applicable Renewal Term), and the denominator of which is the number of months of the useful life of such capital replacement item(s) ("END TERM COST SHARING"). Such useful life shall be determined to be that which is assigned to the subject capital replacement item(s) for Federal income tax purposes pursuant to Section 168 of the Internal Revenue Code of 1986, as amended (and the Treasury Regulations from time to time promulgated thereunder).

     In the event Tenant is required to pay any End Term Cost Sharing in the Initial Term or the First Renewal Term, before Tenant, if at all, delivers its Renewal Notice for, as applicable, the First Renewal Term or Second Renewal Term, and Tenant thereafter delivers its Renewal Notice, then concurrent with the delivery of the Renewal Notice and as a condition precedent thereto to the effectiveness thereof, as part of Additional Charges, Tenant shall pay to Landlord

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an amount that equals the sum of (i) the amount of the End Term Cost Sharing payable by Tenant that equals the End Term Cost Sharing that would have otherwise been payable by Tenant had the Term then been extended for the applicable Renewal Term then being exercised by Tenant, PLUS (ii) the amount of interest on the amount of the Capital Replacement Costs MINUS the amount of the End Term Cost Sharing theretofore paid by Tenant, at the rate of the Capital Replacement Interest from the date the subject End Term Cost Sharing(s) was paid by Landlord until such excess amount is further paid by Tenant to Landlord.

     During the Term, the Floor shall be changed when applicable, by multiplying it by one plus the positive percentage change between the CPI (as hereafter defined) published on the date closest to the Initial Term Commencement Date and the CPI published on the date closest to the commencement of the Lease Year in which the foregoing subject Capital Replacement Costs were incurred by Landlord. "CPI" shall mean the United States Bureau of Labor Statistics Consumer Price Index for All Urban Consumers in the City of Chicago, Illinois, "All Items," Base 1982-84 = 100 or such reasonably similar index then existing if foregoing is no longer published.

     If Landlord fails to commence and thereafter promptly complete any required Capital Replacement, or Landlord fails to commence the same when above provided, then following fifteen (15) days prior written notice from Tenant to Landlord of such failure, Tenant may undertake to commence and thereafter complete the subject Capital Replacement and Landlord shall pay to Tenant, within thirty (30) days following Landlord's receipt of an invoice from Tenant, containing reasonable specificity and supporting documentation, for the costs and expenses incurred by Tenant therefor (which for such purposes shall be deemed to be the Capital Replacement Costs), Landlord shall pay to Tenant the amount of such Capital Replacement Costs that are in excess of that amount Tenant would have been obligated to pay Landlord as Tenant's End Term Cost Sharing for such Capital Replacement Costs, had Landlord undertaken the subject Capital Replacement as required herein.

     SECTION 6.3 MISUSE OR NEGLECT. Except as provided in Articles 11 and 12 hereof, Tenant shall be responsible for all repairs to the Demised Premises which are made necessary by any misuse or neglect by Tenant, or any of its partners, directors, officers, shareholders, contractors, subcontractors, sub-subcontractors, employees, agents or invitees, in or upon the Demised Premises.

                                    ARTICLE 7
                       COMPLIANCE WITH LAWS AND ORDINANCES

     SECTION 7.1 COMPLIANCE. Tenant shall, throughout the Term and at Tenant's sole cost and expense, promptly comply or cause compliance with or remove or cure any violation of any and all present and future laws, ordinances (zoning or otherwise), orders, rules, regulations and requirements, as are now, or may from time to time hereafter, be in effect, of all federal, state, municipal and other governmental bodies having jurisdiction over the Demised Premises, and the appropriate departments, commissions, boards and officers thereof (subject only to Section 7.3 hereof), and the orders, rules and regulations, as are now, or may from time to time hereafter, be in effect, of the Board of Fire Underwriters where the Demised Premises are situated, or of any other body now or hereafter constituted exercising lawful or valid authority over the Demised Premises, or any portion thereof, or the sidewalks, curbs, roadways, alleys or entrances adjacent or appurtenant thereto, or exercising authority with respect to the use or manner of use of the Demised Premises, and whether the compliance, curing or removal of any such violation and the costs and expenses necessitated thereby shall have been foreseen or unforeseen, ordinary or extraordinary, and whether the same shall be presently within the contemplation of Landlord or Tenant or shall involve any change of governmental policy, or require structural or extraordinary repairs, alterations or additions by Tenant and irrespective of the costs thereof ("COMPLIANCE WITH LAWS"). Regardless of the foregoing provisions, Tenant's obligations with regard to Compliance with Laws shall not extend to any compliance with or removal or cure of any violation of any laws, ordinances, zoning or otherwise, orders, rules, regulations and requirements of federal, state, municipal or governmental bodies which results from the construction of the Initial Improvements or the Expansion Space.

     SECTION 7.2 OTHER COMPLIANCE. Tenant, at its sole cost and expense, shall comply with all agreements, contracts, easements, restrictions, reservations or covenants, if any, running with the Land, or hereafter created by Tenant or consented to, in writing, by Tenant. Tenant shall also comply with, observe and perform all provisions and requirements of all policies of insurance at any time in force with respect to the Demised Premises and required to be obtained and maintained under the terms of Article 5 hereof, and shall comply with all development permits issued by governmental authorities issued in connection with development of the Demised Premises.

     SECTION 7.3     ENVIRONMENTAL MATTERS.

     (a) LANDLORD AND TENANT MUTUAL COVENANTS. In addition to the compliance requirements set forth herein, and not by way of limitation thereof, Landlord and Tenant mutually covenant and agree as set forth in this Section 7.3.

     (b) DEFINITIONS. As used in this Section 7.3, the following terms shall have the following meanings:

     (i) "ENVIRONMENTAL CONDITION(S)" means the presence on, in or under the Demised Premises of any Hazardous Substance(s) except as are in compliance with Environmental Laws, whether such presence is in ambient air, surface water, groundwater, land surface or subsurface strata.

     (ii) "ENVIRONMENTAL LAWS" means all federal, state or local environmental laws, and any and all policies, rules and regulations thereunder, which are, at any time and from time to time, applicable to the Demised Premises, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601, et seq., the Solid Waste Disposal Act and Resource Conservation and Recovery Act, 42 U.S.C.
             Section 6901, et seq.; the Clean Water Act, 33 U.S.C. Section 1251, et seq.; the Clean Air Act, 42 U.S.C. Section 7401, et seq.; the Toxic Substances Control Act, 15 U.S.C. Section 2601, et seq.; and the Safe Drinking Water Act, 42 U.S.C. Section 300f through 300j, and the Clean Streams Law, as amended (35 P.S. Section 681.101,
             ET SEQ.; the Solid Waste

             Management Act, as amended (35 P.S. Section 6801.101, et seq.; and the Hazardous Sites Clean Act (35 P.S. Section 6020.101, et seq., and the regulations adopted, publications promulgated or other laws enacted pursuant thereto of in addition thereto by federal, state or local governmental authorities.

     (iii) "ENVIRONMENTAL LIABILITY(IES)" means any Environmental Conditions with respect to which there are effective and applicable Environmental Laws pursuant to which any regulatory authorities having jurisdiction over the Demised Premises would have authority to require remediation activities. Designation of a condition as an Environmental Liability by any regulatory authorities or other third parties, shall not be construed as an admission thereof by either Landlord or Tenant.

     (iv) "HAZARDOUS SUBSTANCES" means (A) any material or substance (1) which is defined as a "hazardous substance," "hazardous waste," "chemical mixture or substance," or "air pollutant" under any Environmental Laws, (2) containing petroleum, crude oil or any fraction thereof, (3) containing polychlorinated biphenyls PCB's,
             (4) containing asbestos, or (5) which is radioactive; (B) any other material or substance displacing toxic, reactive, ignitable or corrosive characteristics, as all such terms are used in their respective broadest senses, or are defined or become defined under any Environmental Laws; or (C) any materials which cause a nuisance upon or waste to the Demised Premises or any portion thereof.

     (c) LANDLORD REPRESENTATION; LANDLORD INDEMNITY. To Landlord's actual knowledge (being the actual knowledge of those representatives of Landlord identified in Section 19.5 hereof), and except as may be set forth in that certain environmental site assessment report entitled "Phase I Environmental Site Assessment," submitted as of July 15, 1998, and prepared by Gabriel Environmental Services, as of the date of this Lease, no Environmental Conditions exist on the Land. To the extent, if any, and only to the extent, that (i) Landlord is in breach of the first sentence of this Section 7.3(c), or
(ii) Landlord, or its members, directors, officers, contractors, subcontractors, sub-subcontractors, agents or employees, directly cause any Environmental Conditions on the Demised Premises, or any portion thereof, except those arising as a Differing Site Condition provided in Section 8 of the Work Letter, then Landlord shall indemnify and save Tenant, and its partners, directors, officers, shareholders, contractors, subcontractors, sub-subcontractors, agents and employees, harmless from and against the direct out-of-pocket costs and expenses (and not any indirect or consequential loss, cost or damage or any other direct loss, cost or damage) incurred by any one or more of them in order to clean-up or remediate the Demised Premises to the extent required by applicable Environmental Laws), and from and against any and all other direct liability, loss, cost or damage, including, without limitation, reasonable attorneys' fees and court costs, incurred or sustained by any one or more of Tenant and its partners, directors, officers, shareholders, contractors, subcontractors, sub-subcontractors, agents and employees as a result of such breach or of such Environmental Conditions.

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

     (d) DEVELOPER INDEMNITY. Except to the extent of a Differing Site Condition as provided in Section 8 of the Work Letter, to the extent, if any, and only to the extent, that Developer, or its members, directors, officers, contractors, subcontractors, sub-subcontractors, agents or employees, directly cause any Environmental Conditions on the Demised Premises, or any portion thereof, then Developer shall indemnify and save Tenant, and its directors, officers, shareholders, contractors, subcontractors, sub-subcontractors, agents and employees, harmless from and against the direct out-of-pocket costs and expenses (and not any indirect or consequential loss, cost or damage or any other direct loss, cost or damage) incurred by any one or more of them in order to clean-up or remediate the Demised Premises to the extent required by the governmental authorities having jurisdiction and responsibility for the enforcement of the applicable Environmental Laws, and from and against any and all other direct liability, loss, cost or damage, including, without limitation, reasonable attorneys' fees and court costs, incurred or sustained by any one or more of them as a result of such of such Environmental Conditions.

     (e) TENANT COVENANT; TENANT INDEMNITY. To the extent, if any, and only to the extent, that Tenant, or its directors, officers, shareholders, contractors, subcontractors, sub-subcontractors, agents, employees or invitees,
(i) are in breach of any of its covenants, agreements or obligations under this
Article 7, or (ii) directly cause any Environmental Conditions on the Demised Premises, or any portion thereof, then Tenant shall indemnify and save Landlord and its members, directors, officers, contractors, subcontractors, sub-subcontractors, Mortgagees, agents and employees, harmless from and against the direct out-of-pocket costs and expenses (and not any indirect or consequential loss, cost or damage or any other direct loss, cost or damage) incurred by any one or more of them in order to clean-up or remediate the Demised Premises to the extent required by the governmental authorities having jurisdiction and responsibility for the enforcement of the applicable Environmental Laws, and from and against any and all other direct liability, loss, cost or damage, including, without limitation, reasonable attorneys' fees and court costs, incurred or sustained by any one or more of them as a result of such of such breach or of such Environmental Conditions. Upon the expiration or earlier termination of this Lease, Tenant shall cause all Hazardous Substances (to the extent such Hazardous Substances are generated, stored, released or disposed of during the Term by Tenant) to be removed from the Demised Premises and transported for use, storage or disposal in accordance and in compliance with all applicable Environmental Laws.

     (f) NOTICE. If a claim by a third person (including, without limitation, any governmental entity) is made against any person or entity indemnified hereunder, and such person or entity intends to seek indemnification with respect to such claim under this Section 7.3, such person or entity seeking such indemnification shall promptly give notice of such claim to the indemnifying party. In addition, if a person or entity indemnified under this
Section 7.3 comes into possession of facts which could reasonably lead to a claim for indemnification under this Section 7.3, such party shall promptly give notice of such facts to the indemnifying party. If Tenant is notified or cited for any violation (or possible violation) of any Environmental Liability, Environmental Laws or other hazardous materials laws, by any governmental body having jurisdiction of the Demised Premises, with regard to any Environmental Condition, Tenant shall promptly notify Landlord thereof, and shall include with such notification copies of such governmental notification or citation and such other documents as may be reasonably necessary to describe the alleged violation (or possible violation).

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

     (g) EXCLUSIVE REMEDY AND SURVIVAL. Notwithstanding any other indemnities set forth herein, the parties agree that the foregoing indemnifications shall exclusively define their rights and obligations with respect to Environmental Liabilities arising from or related to the Demised Premises. The provisions of this Section 7.3 shall survive the termination of this Lease and be effective for so long as Landlord or Tenant may have any liability whatsoever with respect to the Demised Premises, but in no instance more than two (2) years following the termination of this Lease, unless either party notifies the other, in writing and prior to the expiration of said two (2) years, of a liability one party is claiming against the other.

     (h) COMPLIANCE WITH OTHER LAWS. Subject to Section 7.1 hereof and the foregoing provisions of this Section 7.3, Tenant, at its sole cost and expense, shall fully comply with (as part of its obligations hereunder as to Compliance with Laws), and provide to Landlord all information needed from time to time in regard to, all provisions of all applicable federal, state and local environmental protection acts and any other applicable federal, state or local environmental liability or protection or cleanup responsibility laws, either currently in effect or hereafter enacted, which affect Tenant's Permitted Use of the Demised Premises.

     (i) STORAGE OF HAZARDOUS MATERIALS. Tenant shall not install, handle, generate, store, treat, use, dispose of, discharge, release, manufacture, refine, emit, abate, remove, transport or conduct any other activity with respect to, on, in or around the Demised Premises (collectively, "handle"), any Hazardous Substances or any material deemed to be toxic or hazardous by any governmental authority having jurisdiction over the Demised Premises; provided, however, that notwithstanding the foregoing, Tenant may handle, or cause to be handled normal quantities of Hazardous Substances or other materials as aforesaid (i) customarily used in the conduct of general administrative and executive office activities (e.g., copier fluids and cleaning supplies), and
(ii) customarily used in the conduct of those Permitted Uses. Any and all such Hazardous Substances or other materials, regardless of whether customarily used in the conduct of general administrative and executive office activities or the Permitted Uses, shall be handled in accordance with any and all applicable Environmental Laws.

                                    ARTICLE 8
                        MECHANIC'S LIENS AND OTHER LIENS

     SECTION 8.1 LIENS AND RIGHT OF CONTEST. Except for the construction of the Improvements by Landlord as provided in the Work Letter and Article 2A hereof, Tenant shall take commercially reasonable efforts to avoid any mechanic's lien or other lien to be filed against the Demised Premises, or any portion thereof, by reason of work, labor, skill, services, equipment or materials supplied or claimed to have been supplied to the Demised Premises at the request of Tenant, or anyone holding the Demised Premises, or any portion thereof, by, through or under Tenant. If any such mechanic's lien or other lien shall at any time be filed against the Demised Premises, or any portion thereof, Tenant shall cause the same to be discharged of record within thirty (30) days after the date of filing the same. However, in the event Tenant desires to contest the validity of any lien, it shall, within thirty (30) days after the date of filing of same (a) notify Landlord, in writing, that Tenant intends so to contest the same, and (b) cause the Landlord's and its Mortgagees' title insurance policies to be endorsed, in form and content reasonably satisfactory to Landlord and its Mortgagees, insuring against any loss or damage resulting from such lien. If Tenant fails to so notify Landlord of Tenant's desire to so contest such lien or fails to deposit with Landlord the security provided above, Landlord, upon ten (10) days prior notice to Tenant may pay, but is not obligated to do so, for the complete discharge of such lien without investigating the validity thereof. Any amount paid by Landlord for such discharge, together with all costs, fees and expenses in connection therewith (including, without limitation, reasonable attorneys' fees of Landlord), together with interest thereon at the Maximum Rate of Interest, shall be repaid by Tenant to Landlord on demand by Landlord. However, if Tenant complies with the foregoing, and Tenant continues, in good faith, to contest the validity of such lien by appropriate legal proceedings which shall operate to prevent the collection thereof and the sale or forfeiture of the Demised Premises, or any part thereof, to satisfy the same, Tenant shall be under no obligation to pay such lien until such time as the same has been decreed, by court order, to be a valid lien on the Demised Premises.

     Tenant shall indemnify and save Landlord, and its members, directors, officers, contractors, subcontractors, sub-subcontractors, Mortgagees, agents and employees, and the Demised Premises, harmless from and against any and all loss, cost or damage, including, without limitation, reasonable attorneys' fees, incurred or sustained by any of them in connection with the assertion, filing, foreclosure or other legal proceedings with respect to any such mechanic's lien or other lien or the attempt by Tenant to discharge the same as above provided.

     All materialmen, contractors, artisans, mechanics, laborers and any other person now or hereafter furnishing any labor, services, materials, supplies or equipment to Tenant with respect to the Demised Premises, or any portion thereof, are hereby charged with notice that they must look exclusively to Tenant to obtain payment for the same. Notice is hereby given that Landlord shall not be liable for any labor, services, materials, supplies, skill, machinery, fixtures or equipment furnished or to be furnished to Tenant upon credit, and that no mechanic's lien or other lien for any such labor, services, materials, supplies, machinery, fixtures or equipment shall attach to or affect the estate or interest of Landlord in and to the Demised Premises, or any portion thereof.

     SECTION 8.2     LIENS CAUSED BY LANDLORD'S WORK. The provisions of
Section 8.1 hereof shall not apply to any mechanic's lien or other lien for labor, services, materials, supplies, machinery, fixtures or equipment furnished to the Demised Premises in the performance of Landlord's obligations to (i) plan, design or construct the Initial Improvements and Expansion Space, (ii) provide the Warranty Work, Punch List Item or Expansion Punchlist Item work required herein, and (iii) provide Landlord's obligations pursuant to Articles 11 and 12 hereof. However, in the event a mechanic's lien does arise as a result of the foregoing undertakings of Landlord and Landlord desires to contest the validity of any lien, it shall, within thirty (30) days after the date of filing of same (a) notify Tenant, in writing, that Landlord intends so to contest the same, and (b) cause leasehold title insurance policy to be issued to Tenant in an amount of not less than 150% of the face amount of such mechanic's lien, which shall be endorsed, in form and content reasonably satisfactory to Tenant, insuring against any loss or damage resulting from such lien. Landlord shall indemnify and save Tenant, and its partners, directors, officers, shareholders, contractors, subcontractors, sub-subcontractors, agents and employees, harmless from and against any and all direct (but not indirect or consequential) loss, cost or damage, including, without limitation, reasonable attorneys' fees, incurred or sustained by any of them in connection with the assertion, filing, foreclosure or other legal proceedings with respect to any such mechanic's lien or other lien.

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

     SECTION 8.3 OTHER LIENS. Tenant shall not create, permit or suffer, and, subject to the provisions of Section 8.1 hereof, shall promptly discharge and satisfy of record, any other lien, encumbrance, charge, security interest, or other right or interest which, as a result of Tenant's action or inaction contrary to the provisions of this Lease, shall be or become a lien, encumbrance, charge or security interest upon the Demised Premises, or any portion thereof, or the income therefrom.

                                    ARTICLE 9
                                INTENT OF PARTIES

     SECTION 9.1 NET RENT. Landlord and Tenant do each state and represent that it is their respective intention that this Lease be interpreted and construed as a net lease and that all Base Rent and Additional Charges shall be paid by Tenant without abatement, deduction, diminution, deferment, suspension, reduction, set off, defense or counterclaim with respect to the same.

     SECTION 9.2 LANDLORD'S PERFORMANCE FOR TENANT. If Tenant shall at any time fail to pay any Additional Charges in accordance with the provisions hereof, or shall fail to make any other payment or perform any other act on its part to be made or performed, then Landlord, after thirty (30) days' prior written notice to Tenant (or without notice in case of emergency), and without waiving or releasing Tenant from any obligation of Tenant contained in this Lease, may, but shall be under no obligation to do so, (a) pay after such thirty
(30) days' written notice to Tenant, any such Additional Charges payable by Tenant pursuant to the provisions hereof; or (b) make any other payment or perform any other act on Tenant's part to be paid or performed hereunder, except that any time permitted to Tenant to perform any act required to be performed by Tenant hereunder shall be extended for such period as may be necessary to effectuate such performance, provided Tenant is continuously, diligently and in good faith prosecuting such performance. Landlord may enter upon the Demised Premises for any such purpose and take all such action therein or thereon as may be necessary therefor and all such action taken by Landlord shall be in a reasonably diligent fashion.

     SECTION 9.3 PAYMENT FOR LANDLORD'S PERFORMANCE FOR TENANT. All sums so paid by Landlord and all costs and expenses, including, without limitation, reasonable attorneys' fees, incurred by Landlord in connection with the performance of any such act, together with interest thereon at the Maximum Rate of Interest from the respective dates of Landlord's making of each payment of such cost and expense, shall be paid by Tenant to Landlord on demand.

                                   ARTICLE 10
                        DEFAULTS AND LANDLORD'S REMEDIES

     SECTION 10.1 DEFAULT. The following events, after the expiration of the applicable cure periods in this Article 10 (except as otherwise provided in this Lease), are sometimes referred to as an event of "Default":

     (a) If default shall be made in the due and punctual payment of Base Rent or any installment thereof, or if default shall be made in the payment of Additional Charges or in the payment of any other sum required to be paid by Tenant under this Lease, after five (5) days' written notice; provided, however, if Tenant cures, within ten (10) days following receipt of such written notice, any default in the payment of Base Rent occurring not more than twice in any Lease Year, no Default shall be deemed to have occurred;

     (b) If default shall be made in the observance or performance of any of the other covenants or conditions in this Lease which Tenant is required to observe and perform, and such default shall continue for thirty (30) days after written notice to Tenant, provided, however, that the time allowed Tenant within which Tenant is permitted to cure the same shall be extended for such reasonable period as may be necessary for the curing, provided Tenant is continuously, diligently and in good faith prosecuting such cure;

     (c) If default shall be made by Tenant under the provisions of Article 13 hereof relating to assignment, sublease, mortgage or other transfer of Tenant's interest in this Lease or in the Demised Premises or in the income arising therefrom;

     (d) If, during the Term, (i) Tenant shall make an assignment for the benefit of creditors, (ii) a voluntary petition shall be filed by Tenant under any law having for its purpose the adjudication of Tenant a bankrupt, or Tenant shall be adjudged a bankrupt pursuant to an involuntary petition in bankruptcy that is not dismissed within ninety (90) days of such adjudication, (iii) a receiver shall be appointed for the property of Tenant, or (iv) any department of the state or federal government, or any officer thereof duly authorized, shall take possession of the business or property of Tenant, Landlord may treat the occurrence of any one or more of the foregoing events of Default as a breach of this Lease;

     (e) If, during the Term, any department of the state or federal government, or any officer thereof duly authorized, shall take possession of the business or property of Tenant,

then Landlord may treat the occurrence of any one or more of the foregoing events of Default as a breach of this Lease.

     In any such event, Landlord, at any time thereafter during the continuance of any such event of Default, may give written notice to Tenant specifying such event of Default or events of Default and stating that this Lease and the Term hereby demised shall expire and terminate on the date specified in such notice, and upon the date specified in such notice, this Lease and the Term hereby demised, and all rights of Tenant under this Lease, including, without limitation, all rights of renewal whether exercised or not, shall expire and terminate, or in the alternative or in addition to the foregoing remedy, Landlord may assert and have the benefit of any and all other remedies and rights provided at law or in equity. Notwithstanding the foregoing to the contrary, with respect to any alleged default, other than a Default in the payment of Base Rent or any Additional Charges payable to Landlord, if (i) within fifteen (15) days after Landlord's notice of such default, Tenant notifies Landlord that Tenant, in good faith, disputes such alleged default, and
(ii) within thirty (30) days after Landlord's notice of such Default, Tenant files an action in a court of competent jurisdiction contesting such alleged default, then Tenant shall not be deemed to be in Default under this Lease with respect to such alleged default ("GOOD FAITH DISPUTE"). However, if the final judgment in such action is adverse to Tenant, in whole or in part, then Tenant shall forthwith commence to correct the matters complained of by Landlord, or that portion thereof as to which such judgment is adverse to Tenant, and complete the same within thirty (30) days after such judgment, or if more than thirty (30) days are required to complete such corrections with reasonable diligence, commence to correct the same within such thirty (30) days and prosecute the same to completion with reasonable diligence. Except for the obligations of Tenant relating to such alleged default, the foregoing shall not excuse Tenant from performing its other obligations under this Lease.

     SECTION 10.2 RENT AFTER DEFAULT. In the event of an uncured Default, Landlord may, but shall not be obligated to, terminate this Lease and the Term created hereby, in which event Landlord may forthwith repossess the Demised Premises and be entitled to recover as damages, in addition to any other sums or damages for which Tenant may be liable to Landlord hereunder, a sum equal to the Base Rent and Additional Charges as they become due hereunder as if this Lease was not so terminated, except as provided in Section 10.3.

     SECTION 10.3 RE-LETTING AFTER DEFAULT. To the extent permitted by law, in the event of a Default, Landlord may, but shall not be obligated to, terminate Tenant's right of possession and may repossess the Demised Premises by forcible entry and detainer suit, by taking peaceful possession or otherwise, without terminating this Lease. In such event, Landlord shall use those efforts required by law to relet the same for the account of Tenant, for such rent and upon such terms as may be satisfactory to Landlord. For the purpose of such re-letting, Landlord is authorized to repair, remodel or alter the Demised Premises, to the extent commercially reasonably necessary to so re-let. If Landlord shall fail to relet the Demised Premises, Tenant shall pay to Landlord, as damages, a sum equal to the amount of Base Rent and Additional Charges reserved in this Lease for the balance of the Initial Term or the Renewal Term, as the case may be, as the same becomes due and payable. If the Demised Premises are relet and a sufficient sum shall not be realized from such re-letting, after paying all of the costs and expenses of all decoration, repairs, remodeling, alterations and additions and the expenses of such re-letting and of the collection of the rent accruing therefrom, to satisfy the Base Rent and Additional Charges provided for in this Lease, Tenant shall satisfy and pay the same upon demand therefor from time to time. Tenant agrees that Landlord may file suit to recover any sums failing due under the terms of this Article 10 from time to time, and that no suit or recovery of any portion due to Landlord hereunder shall be any defense to any subsequent action brought for any amount not theretofore reduced to judgment in favor of Landlord.

     SECTION 10.4 ACCEPTANCE AFTER DEFAULT; NO WAIVER. No failure by Landlord or Tenant, as the case may be, to insist upon the performance of any of the terms of this Lease or to exercise any right or remedy consequent upon a breach thereof, and no acceptance by Landlord of full or partial Base Rent and Additional Charges from Tenant or any third party during the continuance of any such breach, shall constitute a waiver of any such breach or of any of the terms of this Lease. None of the terms of this Lease to be kept, observed or performed by either party hereunder, and no breach thereof, shall be waived, altered or modified except by a written instrument executed by both Landlord and Tenant. No waiver of any breach shall affect or alter this Lease, but each of the terms of this Lease shall continue in full force and effect with respect to any other then existing or subsequent breach of this Lease. No waiver of any Default of Tenant herein shall be implied from any omission by Landlord to take any action on account of such Default. If such Default persists or is repeated, no express waiver shall affect any Default other than the Default specified in the express waiver, and then only for the time and to the extent therein stated. One or more waivers by Landlord or by Tenant, as the case may be, shall not be construed as a waiver of a subsequent breach of the same covenant, term or condition.

     SECTION 10.5 REMEDIES CUMULATIVE. Upon a Default by Tenant of any of the terms contained in this Lease, Landlord shall be entitled to invoke any right or remedy allowed at law or in equity or by statute or otherwise as though entry, reentry, summary proceedings and other remedies, as the case may be, were not provided for in this Lease. Each remedy or right of Landlord provided for in this Lease shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease, or now or hereafter existing at law or in equity or by statute or otherwise. The exercise or the beginning of the exercise by Landlord of any one or more of such rights or remedies, except as otherwise provided herein, shall not preclude the simultaneous or later exercise by Landlord of any or all other rights or remedies.

                                   ARTICLE 11
                           DESTRUCTION AND RESTORATION

     SECTION 11.1 RESTORATION. If the Demised Premises or any portion thereof shall be damaged by fire or other casualty at any time prior to the last two Lease Years within the Term (taking into account whether Tenant delivers a Renewal Notice within thirty (30) days following the occurrence of such damage or other casualty), at Landlord's sole cost and expense (except as hereafter provided in the instance of the deductible for the Property Insurance provided in Section 11.2 below), Landlord shall repair and restore the same ("RESTORATION"), subject to Permitted Delays, with diligence and as soon as reasonably practicable under the circumstances, but nonetheless within two hundred and seventy (270) days following the date Landlord receives all building permits and other approvals necessary to commence and thereafter prosecute to completion such Restoration. If (i) such damage or other casualty occurs in the last two (2) Lease Years, (ii) Tenant has not then delivered to Landlord a Renewal Notice Tenant has the right to deliver hereunder, and (iii) the reasonably estimated time it will take to complete the Restoration therefor is in excess of one hundred eighty (180) days, Landlord may elect to either (1) terminate this Lease, effective as of the date of such occurrence, or (2) undertake the Restoration. If Landlord fails to deliver such notice to Tenant, it shall act as notice to Tenant that Landlord has elected to terminate this Lease.

     Notwithstanding the foregoing, if the Demised Premises are partially or wholly untenantable by fire or other casualty and Landlord elects to restore the damaged portion of the Demised Premises as aforesaid, but Landlord fails to complete the Restoration within the said two hundred and seventy (270) days (subject to Permitted Delays), then, upon thirty (30) days prior written notice to Landlord, Tenant may terminate this Lease. If Tenant fails to deliver such notice when aforesaid, Tenant shall be deemed to waived such right of termination, but Tenant may pursue against Landlord an action for specific performance of the Restoration.

     Base Rent and Additional Charges shall abate on those portions of the Demised Premises that are, from time to time, untenantable or inaccessible as a result of such damage (or shall be fully abated pending repair if the Demised Premises are rendered unsuitable for the conduct of Tenant's business) until Landlord shall have completed the Restoration required of Landlord hereunder. If the entirety of the Building is untenantable or the Demised Premises are inaccessible as a result of such damage, then on and after the date Tenant vacates the Demised Premises as a result thereof until the Restoration is complete so Tenant is permitted to re-occupy the Demised Premises, Tenant shall not be required to maintain the commercial general liability insurance provided in Section 5.2(b) hereof.

     SECTION 11.2 INSURANCE PROCEEDS. All insurance moneys recovered by Landlord on account of such damage or destruction, less the costs, if any, to Landlord of such recovery, shall be applied by Landlord to the payment of the costs of the Restoration and shall be paid out from time to time as the Restoration progresses. If the net amount of the insurance proceeds (after deduction of all costs, expenses and fees, including, without limitation, attorneys' fees, related to recovery of the insurance proceeds) recovered by Landlord is insufficient to complete the Restoration, Landlord shall pay any deficiency necessary to cause the completion of Restoration. In all events, one-half of the full amount of any deductible under Property Insurance shall form a part of the Additional Charges payable by Tenant.

                                   ARTICLE 12
                                  CONDEMNATION

     SECTION 12.1 TOTAL CONDEMNATION. If during the Term, the entire Demised Premises shall be taken as the result of the exercise of the power of eminent domain ("PROCEEDINGS"), this Lease and all right, title and interest of Tenant hereunder shall terminate on the date of vesting of title pursuant to such Proceedings, and Landlord shall be entitled to and shall receive the total award made in such Proceedings, except to the extent Federal funds form a part of such award or separate award, then to the extent moving costs and loss of personalty for the exclusive benefit of Tenant are included, Landlord shall share with Tenant the amount so allocated for such moving costs and loss of personalty and Tenant shall have the right to pursue any separate award for such items to the extent available under then applicable law. Notwithstanding the foregoing, any obligations of Landlord or Tenant hereunder that arose or accrued prior to the date of the foregoing termination shall survive and remain in full force and effect subsequent to such date of termination. Except as specifically provided above in this Section 12.1, Tenant hereby assigns any interest in such award, damages, consequential damages and compensation to Landlord.

     SECTION 12.2 PARTIAL CONDEMNATION. If during the Term, less than the entirety of the Demised Premises that does not unreasonably alter the Permitted Uses shall be taken in any such Proceedings, then this Lease shall, upon vesting of title in the Proceedings, terminate as to the portion of the Demised Premises so taken. If the portion of the Demised Premises taken shall substantially and materially interfere with or inhibit the Permitted Uses, or the portion of the Demised Premises taken shall make it impossible to utilize a reasonably useful portion of the parking forming a part of the Demised Premises, Tenant may, at its option, terminate this Lease as to the remainder of the Demised Premises. Tenant shall not have the right to terminate this Lease pursuant to the preceding sentence, however, if that portion of the Demised Premises not taken can reasonably be utilized by Tenant with substantially the same utility and efficiency as prior to the

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taking. Such termination as to the remainder of the Demised Premises shall be effected by Tenant's written notice to Landlord, given not more than sixty (60) days after the date of vesting of title in such Proceedings, and shall specify a date not more than sixty (60) days after the giving of such notice as the date for such termination. Upon the date specified in such notice, the Term and all right, title and interest of Tenant hereunder, shall cease and terminate. Notwithstanding the foregoing, any obligations of Landlord or Tenant hereunder that arose or accrued prior to the date of the foregoing termination shall survive and remain in full force and effect subsequent to such date of termination. If this Lease is terminated as provided in this Section 12.2, Landlord shall receive the award as is provided in Section 12.1 hereof. In the event that Tenant elects not to terminate this Lease as to the remainder of the Demised Premises, the rights and obligations of Landlord and Tenant shall be governed by the provisions of Section 12.3 hereof.

     SECTION 12.3 RESTORATION AFTER CONDEMNATION. If, in the case of a partial taking, this Lease is not terminated as provided in Section 12.2 hereof, this Lease shall, upon vesting of title pursuant to the Proceedings, terminate as to the parts so taken, and Tenant shall have no claim or interest in the award, damages, consequential damages and compensation, or any part thereof. Landlord, in such case, covenants and agrees promptly to restore that portion of the Demised Premises not so taken to a complete architectural and mechanical unit for the Permitted Uses as provided in this Lease. In the event that the net amount of the award (after deduction of all costs and expenses, including, without limitation, attorneys' fees) that may be received by Landlord in any such Proceedings as a result of such taking is insufficient to pay all costs of such restoration work, Landlord shall pay such "shortfall."

     SECTION 12.4 RENT ADJUSTMENT. In the event of a partial taking of the Demised Premises under Section 12.2 hereof, the fixed Base Rent payable hereunder during the period from and after the date of vesting of title pursuant to such Proceedings to the earlier of the termination of this Lease or until the next date upon which Base Rent is determined under Section 3.1 hereof, shall be computed by multiplying the applicable Base Rent then being paid by Tenant, by a fraction, the numerator of which is the square feet of the Building after such taking and after the same has been restored to a complete architectural unit, and the denominator of which is the square feet of the Building immediately prior to such taking.

                                   ARTICLE 13
                          ASSIGNMENT, SUBLETTING, ETC.

     SECTION 13.1 PERMITTED TRANSFERS. Tenant shall not sublet the Demised Premises, or any portion thereof, nor assign, mortgage, pledge, transfer or otherwise encumber or dispose of this Lease, or any interest herein, or in any manner assign, mortgage, pledge, transfer or otherwise encumber or dispose of its interest or estate in the Demised Premises, or any portion thereof, without first obtaining Landlord's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, such consent shall not be required if (i) an assignment of Tenant's rights under this Lease results from the merger of Rayovac Corporation (or the resultant entity of Rayovac Corporation as hereafter provided) into or with another entity, an assignment by operation of law, or an assignment to an entity which purchases all or substantially all of the assets of Rayovac Corporation (or that of the subject resultant entity) ("PERMITTED TRANSFEREE"), and (ii) the parent company of such resultant entity or the parent of such parent (until

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

an entity is reached that is not a subsidiary of any other entity) shall either assume all of the obligations of Rayovac Corporation (or the subject resultant entity) hereunder or become a guarantor of all such obligations (payment and performance), in either instance, in form and content reasonably acceptable to Landlord. In all other instances of a assignment of this Lease or the subletting or all or a part of the Demised Premises, Landlord's prior written consent shall be required, which consent shall not be unreasonably withheld, conditioned or delayed, provided there is no material change in the Permitted Uses and Tenant remains primarily liable for all of the obligations of Tenant hereunder, except as hereafter provided in this Section 13.1.

     In all instances of an assignment of this Lease or subletting of all or any portion of the Demised Premises, regardless of whether to a Permitted Transferee, Tenant shall advise Landlord thereof, in writing ("TRANSFER NOTICE"), not less than thirty (30) days prior to the effective date thereof. Such notice shall set forth with reasonable specificity the identity of the proposed assignee or sublessee and proposed terms and provisions of such assignment or subletting. Landlord may charge Tenant, as a part of Additional Charges, for any reasonable costs or expenses incurred by Landlord occasioned in connection with any proposed sublease, assignment, mortgage, pledge, transfer or other encumbrance or disposal of this Lease, or any interest herein, by Tenant.

     In the event Landlord consents to an assignment of all of Tenant's interest under this Lease to anyone that is not a Permitted Transferee and such assignee
(i) assumes, in writing and in form and content reasonably acceptable to Landlord, all of Tenant's past, present and future obligations under this Lease, and (ii) such assignee has had an "investment grade" corporate credit rating for a continuous period of not less than twelve (12) months prior thereto as determined by a Rating Agency, then upon the execution and delivery by Landlord and such assignee of the foregoing assumption, Tenant shall thereafter be released and discharged from and not be liable for any obligations under this Lease. However, if at the foregoing time, such assignee has not had such determined "investment grade" senior debt credit rating for twelve (12) continuous months, Tenant shall remain liable for all of the obligation of Tenant under this Lease until such assignee has maintained for twelve (12) continuous months a senior debt credit rating of "investment grade" determined as aforesaid.

     SECTION 13.2 SUBSEQUENT ASSIGNMENTS. Anything in this Lease to the contrary notwithstanding, and notwithstanding any consent by Landlord to any sublease of the Demised Premises, or any portion thereof, or to any assignment of this Lease or of Tenant's interest or estate in the Demised Premises, or any other permitted sublease or assignment hereunder, except to a subsequent Permitted Transferee, no sublessee shall assign its sublease nor further sublease the Demised Premises, or any portion thereof, and except to a subsequent Permitted Transferee, no assignee shall further assign its interest in this Lease or its interest or estate in the Demised Premises, or any portion thereof, nor sublease the Demised Premises, or any portion thereof, without Landlord's prior written consent in each instance, which consent may be given or withheld in Landlord's sole discretion. No such subsequent assignment or subleasing shall relieve Tenant from any of Tenant's obligations in this Lease.

     SECTION 13.3 TRANSFER UPSIDE. For any assignment or subletting of all or any portion of the Demised Premises to anyone other than a Permitted Transferee ("THIRD PARTY TRANSFER"), Tenant shall pay to Landlord fifty percent (50%) of any and all compensation (whether in cash or cash

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equivalent) received by Tenant resulting from such Third Party Transfer, after
Tenant has first recouped from such compensation all commercially reasonable out-of-pocket costs and expenses paid by Tenant in connection with such Third Party Transfer for advertising/marketing costs, vacancy or rent concessions for free rent, Demised Premises improvement expenditures, broker commissions and attorneys' fees (such net compensation is referred to as "TRANSFER UPSIDE").

     SECTION 13.4 RECAPTURE. To the extent any Third Party Transfer is for the entire balance of the then remaining Term (excluding any Renewal Terms not then in effect), Landlord may elect, by written notice to Tenant within fifteen
(15) days following Landlord's receipt of written notice from Tenant of Tenant's intent to pursue prospects for such a Third Party Transfer, to recapture the entire Demised Premises if the Third Party Transfer is an assignment of this Lease or so much of the Demised Premises that is the subject of such a Third Party Transfer subletting. In such event, this Lease, in the instance of an assignment, and the portion(s) of this Lease pertaining to so much of the Demised Premises that is proposed to be sublet, shall in each instance terminate and be of no further force and effect from and after the date that is thirty
(30) days subsequent to the date Landlord exercises its right to recapture as aforesaid. Notwithstanding the foregoing, any obligations of Landlord or Tenant hereunder that arose or accrued prior to the date of the foregoing termination shall survive and remain in full force and effect subsequent to such date of termination. In the event Landlord fails to so notify Tenant of Landlord's election to recapture, Landlord's right to recapture in respect to the subject proposed Third Party Transfer shall, subject to the following, be deemed waived. If such Third Party Transfer is not consummated within twelve (12) months following date of Tenant's notice to Landlord to pursue a Third Party Transfer, then Landlord's rights pursuant to this Section 13.6 shall be reinstated.

     SECTION 13.5 INEFFECTIVE ASSIGNMENT. Tenant's failure to comply with all of the foregoing provisions and conditions of this Article 13 shall (regardless of whether Landlord's consent is required under this Article 13), at Landlord's sole option, render any purported assignment or subletting null and void and of no force and effect.

                                   ARTICLE 14
       SUBORDINATION, NON-DISTURBANCE, NOTICE TO MORTGAGEE AND ATTORNMENT

     SECTION 14.1 SUBORDINATION. This Lease and all rights of Tenant herein, and any and all interest or estate of Tenant in the Demised Premises, or any portion thereof (exclusive of Tenant's interest in Trade Fixtures), shall be subject and subordinate to the lien of any and all mortgages, deeds of trust, security instruments, ground or underlying leases or other documents of like nature, which at any time may be placed upon the Demised Premises, or any portion thereof, by Landlord, and to any replacements, renewals, amendments, modifications, extensions or refinancing thereof (herein individually referred to as a "MORTGAGE," and collectively herein referred to as "MORTGAGES"), and to each and every advance made under any and all Mortgages. Tenant agrees at any time hereafter, and from time to time on demand of Landlord, to promptly execute and deliver to Landlord any and all reasonable instruments, releases or other documents which may reasonably be required for the purpose of subjecting and subordinating this Lease to the lien of any and all such Mortgages, and which do not alter the terms, provisions or conditions of this Lease (hereinafter individually referred to as a "SUBORDINATION AGREEMENT," and hereinafter collectively referred to as "SUBORDINATION AGREEMENTS"), provided such Subordination Agreement(s) is reasonably similar in scope and content to that form attached hereto as EXHIBIT 14.1. So long as there exists no Default, no such Subordination Agreement shall interfere with, hinder or reduce Tenant's right to quiet enjoyment under this Lease, nor the right of Tenant to continue to occupy the Demised Premises, and all portions thereof, and to conduct its business thereon, all in accordance with the covenants, conditions, provisions, terms and agreements of this Lease. Each such Subordination Agreement shall provide for the non-disturbance of Tenant's rights hereunder, provided that Tenant attorns to the holder of the Mortgage which is the subject thereof.

     SECTION 14.2 MORTGAGEE PROTECTION CLAUSE. Tenant shall deliver to each and every holder of a Mortgage ("MORTGAGEE"), whose identify and address have been provided to Tenant, a copy of any notice from Tenant to Landlord in which Tenant advises Landlord of any act or omission on the part of Landlord which, after the expiration of the applicable cure period, would constitute a default by Landlord of its obligations under this Lease. After the expiration of all applicable cure periods afforded Landlord in respect to such act or omission, Tenant shall advise the Mortgagee, in writing, of the same as a condition precedent to Tenant initiating any action under this Lease against Landlord, and Tenant, for an additional sixty (60) days after the date of Mortgagee's receipt of such notice, shall allow Mortgagee the option to remedy such act of omission of the Landlord.

     SECTION 14.3 ATTORNMENT. If any Mortgagee shall succeed to the rights of Landlord under this Lease or to ownership of the Demised Premises, whether through possession or foreclosure or the delivery of a deed to the Demised Premises in lieu of foreclosure, then, upon the written request of such Mortgagee so succeeding to Landlord's rights hereunder, and provided that such Mortgagee assumes, in writing, the obligations of Landlord hereunder accruing on and after the date such Mortgagee acquires title to the Demised Premises, Tenant shall attorn to and recognize such Mortgagee as Tenant's landlord under this Lease, and shall promptly execute and deliver any and all reasonable instruments which such Mortgagee may reasonably request to evidence such attornment. In the event of any other transfer of Landlord's interest hereunder, upon the written request of the transferee and Landlord, and provided that such transferee assumes, in writing, the obligations of Landlord hereunder accruing on and after the date of such transfer, Tenant shall attorn to and recognize such transferee as Tenant's landlord under this Lease, and shall promptly execute and deliver any and reasonable instruments which such transferee and Landlord may reasonably request to evidence such attornment.

                                   ARTICLE 15
                            INTENTIONALLY LEFT BLANK

                                   ARTICLE 16
                                 TRADE FIXTURES

     SECTION 16.1 TRADE FIXTURES. It is the intent of the parties that Trade Fixtures shall include only those items of Tenant's furniture, equipment, machinery, partitions and other personal property (including any items which are affixed to the Demised Premises in a manner that can be readily detached without material damage to the Demised Premises) which are specifically used by Tenant in the conduct of its business. Regardless of the foregoing, the Landlord acknowledges that the items of property set forth on EXHIBIT 16.1 attached hereto and made a part hereof are Trade Fixtures and can be replaced and disposed of by the Tenant, in Tenant's sole discretion, except as provided in Section 18.3 hereof. Except for the failure of Tenant to remove all Trade Fixtures as provided in Section 18.3, Landlord waives any and all claim, lien or right in and to the Trade Fixtures.

                                   ARTICLE 17
                             CHANGES AND ALTERATIONS

Tenant shall have the right at any time, and from time to time during the Term, to make such changes and alterations, structural or otherwise, to the Demised Premises as Tenant shall deem necessary or desirable in connection with the requirements of its business, which changes and alterations (other than changes or alterations of Tenant's Trade Fixtures and equipment) shall be made in all cases subject to the following conditions, which Tenant covenants to observe and perform:

     (a) No change or alteration shall be undertaken until Tenant shall have procured and paid for, so far as the same may be required from time to time, all federal, state and local permits and authorizations of the various governmental authorities having jurisdiction thereof, and Landlord agrees to join in the application for such permits or authorizations whenever such action is necessary, all at Tenant's sole cost and expense, provided such applications do not cause Landlord to become liable for any cost, fees or expenses, and provided, at Landlord's direction, such approval is terminated, at the option of Landlord, at the expiration of the Term.

     (b) In any undertaking of Tenant pursuant to this Article 17, except in the instance of interior decorating, no change or alteration shall be undertaken until detailed plans and specifications have been first submitted to and approved in writing by Landlord, which approval shall not unreasonably be withheld or delayed. Before commencement of any such change, alteration, restoration or construction ("NEW WORK") which in Landlord's reasonable judgment would alter the Building Systems or structural elements of the Building, Tenant shall: (i) obtain Landlord's prior written consent (which consent may be withheld if the change or alteration would, in the reasonable judgment of Landlord, impair the value or usefulness to Landlord of the Land or Improvements, or any substantial part thereof or would unreasonably alter the aesthetics of the Demised Premises); (ii) guarantee the completion thereof within a reasonable time thereafter (1) free and clear of all mechanic's liens or other liens, encumbrances, security interests and charges, and (2) in accordance with the plans and specifications approved by Landlord; and (iii) Tenant shall promptly upon the completion of the New Work deliver to Landlord two (2) complete sets of "as built" drawings for the New Work.

     (c) Any change or alteration shall, when completed, be of such character as not to reduce the value or utility of the Demised Premises below its value or utility to Landlord immediately before such change or alteration, nor shall such change or alteration reduce the area or cubic content of the Building, nor change the character of the Demised Premises as to use without Landlord's express written consent.

     (d) All New Work shall be done promptly and in a good and workmanlike manner and in Compliance with Laws and in accordance with the orders, rules and regulations of the Board of Fire Underwriters where the Demised Premises are located, or any other body exercising similar functions. The cost of any such change or alteration shall be paid by Tenant so that the Demised Premises and all portions thereof shall at all times be free of liens for labor and materials supplied to the Demised Premises, or any portion thereof. The New Work shall be prosecuted with reasonable dispatch, delays due to strikes, lockouts, acts of God, inability to obtain labor or materials, governmental restrictions or similar causes beyond the reasonable control of Tenant excepted. Tenant shall obtain and maintain, or cause to be obtained and maintained, at its or its contractor's sole cost and expense, during the performance of the New Work, workers' compensation insurance covering all persons employed in connection with the New Work and with respect to which death or injury claims could be asserted against Landlord or Tenant or against the Demised Premised or any interest therein, together with comprehensive general liability insurance for the mutual benefit of Landlord and Tenant with limits of not less than One Million Dollars ($1,000,000.00) in the event of injury to one person, Three Million Dollars ($3,000,000.00) in respect to any one accident or occurrence, and Five Hundred Thousand Dollars ($500,000.00) for property damage, and the fire insurance with "extended coverage" endorsement required by Section 5.1 hereof shall be supplemented with "builder's risk" insurance on a completed value form or other comparable coverage on the New Work. All such insurance shall be in a company or companies authorized to do business in the State of Illinois that are reasonably satisfactory to Landlord. All such policies of insurance or certificates of insurance shall be delivered to Landlord endorsed "Premium Paid" by the company or agency issuing the same, or with other evidence of payment of the premium satisfactory to Landlord, prior to the commencement of any New Work.

     (e) All improvements and alterations (other than Tenant's Trade Fixtures and equipment) made or installed by Tenant shall immediately, upon completion or installation thereof, become the property of Landlord without payment therefor by Landlord, and shall be surrendered to Landlord on the expiration of the Term (unless the parties agree to the contrary).

     (f) No change, alteration, restoration or new construction shall be in or connect the Improvements with any property, building or other improvement located outside the boundaries of the Land and Expansion Land, nor shall the same obstruct or interfere with any then existing easement.

     (g) If Landlord requires Tenant, in Landlord's reasonable discretion, to restore or remove such requested change or alteration, Landlord shall so notify Tenant by written notice, given at the time of Landlord's approval of such requested change or alteration. If Landlord so notifies Tenant, then at the expiration of the Term,

             Tenant shall remove any such change or alteration and, at Tenant's sole cost and expense, restore any damage caused to the Demised Premises as a result of such removal. However, if Landlord fails to so notify Tenant of Landlord's requirement of removal, such changes or alterations may remain in the Demised Premises at no expense to Tenant, and at no cost to Landlord. Landlord and Tenant may also agree, in writing prior to Tenant's change or alteration, that Tenant shall be allowed to remove such requested change or alteration, and in the event of such removal, Tenant shall, at its sole cost and expense, restore any damage caused by such removal.

                                   ARTICLE 18
                              SURRENDER OF PREMISES

     SECTION 18.1 SURRENDER OF POSSESSION. Tenant shall, upon termination of this Lease for any reason whatsoever, surrender to Landlord the Demised Premises, together with any and all buildings, structures, fixtures and building equipment or real estate fixtures upon the Demised Premises and any and all additions, alterations and replacements thereof (except Tenant's personalty and Trade Fixtures and that portion of New Work Landlord has required be removed as provided in Article 17 hereof), in good order, condition and repair, with all electrical systems, plumbing systems, heating, ventilating and air conditioning systems, fire protection systems, and other mechanical systems in good working order and repair, reasonable wear and tear excepted (provided that such exception shall in no way be deemed to relieve Tenant from its obligations to make all necessary Tenant Operations, Repairs and Maintenance as and when required hereunder).

     SECTION 18.2 NO SURRENDER WITHOUT ACCEPTANCE. No surrender to Landlord of this Lease or of the Demised Premises, or any portion thereof, or any interest therein, prior to the expiration of the Term, shall be valid or effective unless agreed to and accepted in writing by Landlord (which agreement Landlord may give or withhold in its sole discretion), and consented to in writing by all Mortgagees and contract purchasers, if any (which consent may be given or withheld in their respective sole discretion). Further, no act or omission by Landlord, or any representative or agent of Landlord, other than such a written acceptance by Landlord, which is consented to by all Mortgagees and contract purchasers, if any, shall constitute an acceptance of any such surrender.

     SECTION 18.3 REMOVAL OF TENANT'S PROPERTY; HOLDOVER RENT. Except as otherwise provided herein, at the expiration of the Term, Tenant shall surrender the Demised Premises, and shall surrender all keys to the Demised Premises, to Landlord at the place then fixed for the payment of Base Rent, and shall inform Landlord of all combinations on locks, safes and vaults within the Demised Premises, if any, that do not constitute Trade Fixtures. Except as otherwise provided herein, Tenant shall, at such time, also remove all of its property (including, without limitation, its personalty and all Trade Fixtures) therefrom and all New Work placed thereon by Tenant, if so required by Landlord pursuant to Article 17 hereof. Tenant shall repair any damage to the Demised Premises caused by such removal, and any and all such property not so removed when required shall, at Landlord's option, become the exclusive property of Landlord, or be disposed of by Landlord, at Tenant's cost and expense, without further notice to or demand upon Tenant.

     If Tenant fails to surrender possession as required under this Section 18.3, then, for each month, or portion thereof, after the termination of the Term or of Tenant's rights of possession hereunder, whether by lapse of time or otherwise, during which Tenant remains in possession of the Demised Premises, or any portion thereof, after such termination, Tenant shall pay to Landlord, in addition to Additional Charges, a sum equal to one hundred fifty percent (150%) of the Base Rent herein provided for the month immediately prior to such termination. The provisions of this Section 18.3 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein at law or at equity, and Landlord's acceptance of the additional rent in the event of a holdover by Tenant shall not act as a waiver or limitation on any such other rights or remedies (including, without limitation, any direct, indirect or consequential damages).

     All property of Tenant not removed on or before the last day of the Term shall be deemed abandoned. Tenant hereby appoints Landlord as its agent to remove all property of Tenant from the Demised Premises upon the termination of this Lease, and to cause the transportation and storage thereof for Tenant's benefit, all at the sole cost and risk of Tenant. Landlord shall not be liable for damage, theft, misappropriation or loss thereof, and Landlord shall not be liable in any manner in respect thereto. Tenant shall pay all costs and expenses of such removal, transportation and storage. Tenant shall reimburse Landlord, immediately upon demand, for any expenses incurred by Landlord with respect to any removal or storage of abandoned property and with respect to restoring the Demised Premises to good order, condition and repair. Within sixty (60) days following the date Tenant surrenders the Demised Premises as required pursuant to this Section 18.3, Landlord shall (i) if there is no Letter of Credit, remit to Tenant all of the remainder of the Cash Deposit plus all earnings thereon not previously remitted to Tenant, or (ii) it there is no Cash Deposit, return the Letter of Credit to Tenant and remit to Tenant the remainder of any unapplied Draw Proceeds.

                                   ARTICLE 19
                            MISCELLANEOUS PROVISIONS

     SECTION 19.1 RIGHT OF INSPECTION. Upon reasonable advance notice to Tenant (except for emergency situations), Tenant agrees to permit Landlord and its authorized representatives to enter upon the Demised Premises at all reasonable times (other than Peak Periods, as hereafter defined) for the purpose of inspecting the same and, pursuant to the terms of this Lease, making any of Tenant's Operations, Repairs and Maintenance obligations as provided in Section 6.2(a) hereof. Nothing shall imply any duty upon the part of Landlord to do any such work which, under any provision of this Lease, Tenant may be required to perform, and the performance thereof by Landlord shall not constitute a waiver of Default in failing to perform the same.

     Notwithstanding the foregoing, Landlord acknowledges that Tenant, from time to time during each calendar year, Tenant has high production periods ("PEAK PERIODS"), during which an inspection of the Demised Premises (except for emergency situations) would be unduly burdensome to Tenant. Therefore, if Landlord requests an inspection and Tenant notifies Landlord that the proposed inspection would occur during a Peak Period, Landlord agrees to extend reasonable efforts not to cause an inspection of the Demised Premises during such Peak Periods.

     SECTION 19.2 DISPLAY OF DEMISED PREMISES. Upon reasonable advance notice to Tenant, Landlord may, at any time during normal business hours during the Term, enter upon the Demised

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Premises and exhibit the same for the purpose of mortgaging or selling the same;
provided, however, that during the final twelve (12) months of the then-current Term (provided Tenant has not then given its Renewal Notice), Landlord shall be entitled to display the Demised Premises for sale or lease upon twenty-four (24) hours prior notice, and shall be allowed to post appropriate signage in or about the Demised Premises, so long as the same does not unreasonably interfere with Tenant's business.

     SECTION 19.3    INDEMNITIES.

     (a) TENANT. To the fullest extent allowed by law, except to the extent the same is otherwise expressly waived by Landlord under this Lease (including, without limitation, in Section 5.5 hereof), Tenant shall, at all times, indemnify and save Landlord, and its members, directors, officers, contractors, subcontractors, sub-subcontractors, Mortgagees, agents and employees, harmless from and against any and all loss, cost or damage, including, without limitation, reasonable attorneys' fees, incurred or sustained by any of them that is brought by third parties against them in connection with (i) the conduct or management, or from any work or things whatsoever done in or about the Demised Premises during the Term; (ii) any condition of the Demised Premises arising from any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed, pursuant to the terms of this Lease, or (iii) arising from any negligence of Tenant, its directors, officers, shareholders, contractors, subcontractors, sub-subcontractors (other than Landlord or its subcontractors or sub-subcontractors), agents, employees or invitees, or arising from any accident, injury or damage whatsoever caused to any person or entity during the Term, in or about the Demised Premises. The indemnity obligations of Tenant under this Section 19.3 which relate directly or indirectly to death, bodily or personal injury or property damage, shall be insured by contractual liability endorsement on Tenant's policies of insurance required under the provisions of
Article 5 hereof. Anything in this Section 19.3(a) to the contrary notwithstanding, Tenant's indemnification obligations as aforesaid shall not apply to any claims, costs, liabilities, actions and damages which arise as a result of (1) the negligence or wrongful acts or omissions of Landlord (or its members, partners, directors, officers, shareholders, contractors, subcontractors, sub-subcontractors, agents or employees); or (2) the failure of Landlord to comply with a provision of this Lease or the Work Letter.

     (b) LANDLORD. To the fullest extent allowed by law, except to the extent the same is otherwise expressly waived by Tenant under this Lease (including, without limitation, in Section 5.5 hereof), Landlord shall at all times shall indemnify and save Tenant, and its directors, officers, shareholders, contractors, subcontractors, sub-subcontractors, agents and employees, harmless from and against any and all loss, cost or damage, including, without limitation, reasonable attorneys' fees, incurred or sustained by any of them that is brought by third parties against any of them in connection with the conduct of or the failure to conduct any of Landlord's obligations hereunder or under the Work Letter, or any negligence in the performance thereof. Anything in this Section 19.3(b) to the contrary notwithstanding, Landlord's indemnification obligations as aforesaid shall not apply to any claims, costs, liabilities, actions and damages which arise as a result of (i) the negligence or wrongful acts or omissions of Tenant (or its partners, directors, officers, shareholders, contractors, subcontractors, sub-subcontractors (other than Landlord or its contractors, subcontractors or sub-subcontractors), agents, employees or invitees); or (ii) the failure of Tenant to comply with a provision of this Lease.

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

     SECTION 19.4 NOTICES. All notices, demands and requests which may be or are required to be given, demanded or requested by any party to the other shall be in writing. All transmittals by Landlord to Tenant shall be delivered by private messenger, or sent by United States registered or certified mail, postage prepaid, or by Federal Express (or similar overnight courier service), or by facsimile transmission, addressed to Tenant, Landlord or Developer as follows:

     If to Tenant:                  Rayovac Corporation
                                    601 Rayovac Drive
                                    Madison, Wisconsin 53711-2497
                                    Attn: John Beattie
                                    FAX:  (608) 278-6666

        With a Copy to:             Quarles & Brady LLC
                                    500 West Madison Street
                                    Suite 3700
                                    Chicago, Illinois 60661
                                    Attn: Richard P. Blessen, Esq.
                                    FAX:  (312) 715-5155

     If to Landlord or
     Developer:                     200 Corporate Drive, L.L.C.
                                    c/o Higgins Development Partners, L.L.C.
                                    101 East Erie Street
                                    Suite 800
                                    Chicago, Illinois 60611
                                    Attn: Gerald A. Pientka
                                    FAX:  (312) 943-9768

        With Copy of notice
        of Landlord default to:     Pritzker Realty Group
                                    200 West Madison Street
                                    Suite 3700
                                    Chicago, Illinois 60606
                                    Attn: J. Kevin Poorman
                                    FAX:  (312) 750-8597

     With an additional
     Copy to:                       O'Brien, O'Rourke & Hogan
                                    10 South LaSalle Street
                                    Suite 2900
                                    Chicago, Illinois 60603
                                    Attn: Frederic G. Hogan, Esq.
                                    FAX:  (312) 739-3535

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

or at such other place as Tenant or Landlord may from time to time designate by written notice to the other parties. All notices, demands and requests shall be effective upon being deposited in the United States mail or delivered to the overnight courier in the manner prescribed above or by facsimile transmission, provided a copy thereof sent the same day by first class mail, postage prepaid. However, the time period within which a response to any such notice, demand or request must be given shall commence to run from the date of receipt by the addressee thereof as shown on the return or courier receipt of the notice, demand or request or upon the date evidencing transmittal and receipt of facsimile transmission. Rejection or other refusal to accept or the inability to deliver because of changed address of which not notice thereof was given shall be deemed to be receipt of the notice, demand or request as of the date of such rejection, refusal or inability to deliver. Notwithstanding the foregoing billing and invoicing by Landlord may be sent to Tenant by United States first class mail.

     SECTION 19.5 AUTHORIZED INDIVIDUALS. Whenever in or in connection with this Lease, the consent or approval of any party hereto is required or desired (including, without limitation, in connection with the approval of components of the Final Base Building Plans and Specifications and T/I Plans and Specifications), any one or more of the following named persons shall be authorized to act on behalf of, and bind, the parties as set forth below, until any party shall deliver written notice to the others of the termination of such authorization:

     For Landlord:      Gerald A. Pientka
                        Robert D. McCormick
                        Timothy J. McEnery

     For Tenant:        Gary Blanford and any one of John Beattie,
                        Kenneth V. Biller or Paula A. Bauer

At any time or from time to time, any party may add or delete names of authorized individuals to the aforesaid list, by providing written notice of such additions to the other parties hereto.

     SECTION 19.6 QUIET ENJOYMENT. Landlord covenants and agrees that Tenant, upon paying the Base Rent and the Additional Charges, and upon observing and keeping the covenants, agreements and conditions of this Lease on its part to be kept, observed and performed, shall lawfully and quietly hold, occupy and enjoy the Demised Premises during the Term without hindrance or molestation.

     SECTION 19.7 LANDLORD AND SUCCESSORS. The term "Landlord," as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the Landlord under the this Lease, and in the event of any transfer(s) or conveyance(s), the grantee or successor of same, and the grantor or assignor shall be automatically freed and relieved, from and after the date of such transfer or conveyance, of all liability with respect to any covenants or obligations on the part of Landlord contained in this Lease, the performance of which first accrues on or after the date of such transfer or conveyance. It is intended that the covenants and obligations contained in this Lease on the part of Landlord shall, subject to the aforesaid, be binding on Landlord, its successors and assigns, only during and in respect of their respective successive periods as the same is in title to the Demised Premises.

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

     SECTION 19.8 LIMITATION ON LANDLORD'S LIABILITY. Tenant acknowledges and agrees that (a) Tenant is entitled only to look to Landlord's interest in the Demised Premises for recovery of any judgment from Landlord; and (b) Landlord (and if Landlord is a partnership, its partners, whether general or limited, and if Landlord is a limited liability company, its members, managers or officers, and if Landlord is a corporation, its directors, officers or shareholders) shall never be personally liable for any personal judgment or deficiency decree or judgment against it. Notwithstanding the foregoing, the obligations and liability of the Developer pursuant to Section 19.24 hereof shall not be deemed limited, reduced or diminished as a result of the foregoing limitation on Landlord's liability.

     SECTION 19.9 ESTOPPELS. Tenant shall, without charge, at any time and from time to time, within ten (10) business days after written request by Landlord, certify by written instrument in substantially the form set forth as
EXHIBIT 19.9 attached hereto and made a part hereof, duly executed, acknowledged and delivered to any actual or proposed Mortgagee, assignee or purchaser, or to any other person or entity dealing with Landlord or the Demised Premises as to the matters set forth in EXHIBIT 19.9 ("ESTOPPEL LETTER"). Landlord shall, without charge, at any time and from time to time, within ten (10) business days after written request by Tenant, certify by written instrument in substantially the form set forth in EXHIBIT 19.9, duly executed, acknowledged and delivered to any proposed lender, purchaser of Tenant's stock or assets, or any other person dealing with Tenant or the Demised Premises as to the matters set forth in
EXHIBIT 19.9, provided that "Landlord" shall be substituted for "Tenant" and "Tenant" shall be substituted for "Landlord" as is logical and reasonable.

     SECTION 19.10 SEVERABILITY; GOVERNING LAWS. If any covenant, condition, provision, term or agreement of this Lease shall, to any extent, be held invalid or unenforceable, the remaining covenants, conditions, provisions, terms and agreements of this Lease shall not be affected thereby, but each covenant, condition, provision, term or agreement of this Lease shall be valid and in force to the fullest extent permitted by law. This Lease shall be construed and be enforceable in accordance with the laws of the State of Illinois, without regard to its conflict of laws rules.

     SECTION 19.11 BINDING EFFECT. The covenants and agreements herein contained shall bind and inure, respectively, to the benefit of Landlord, its successors and assigns, Developer, and its successors and assigns, and Tenant, and its permitted successors and assigns.

     SECTION 19.12 CAPTIONS. The caption of each Article and Section of this Lease is for convenience of reference only, and in no way defines, limits or describes the scope or intent of such Article or Section of this Lease.

     SECTION 19.13 LANDLORD - TENANT RELATIONSHIP. This Lease does not create the relationship of principal and agent, or of partnership, joint venture or any other association or relationship, between or among one or more of Landlord, Developer and Tenant, the sole relationship between Landlord and Tenant being that of landlord and tenant, and the relationship between Developer and Tenant being that of servant and master. Further, except as otherwise provided herein, no person or entity shall be entitled to claim any rights as a third party beneficiary hereof.

     SECTION 19.14 LANDLORD'S PROPERTY. Tenant acknowledges that the Demised Premises will be the property of Landlord, and that Tenant will have only the right to possession and use thereof upon the covenants, conditions, provisions, terms and agreements set forth in this Lease.

     SECTION 19.15 SURVIVAL. All obligations of the parties hereunder (together with interest on Tenant's monetary obligations at the Maximum Rate of Interest) accruing prior to expiration of the Term shall survive the expiration or other termination of this Lease.

     SECTION 19.16 CLAIMS. Any claim which Tenant may have against Landlord or Landlord may have against Tenant for default in the performance of any of their respective obligations herein contained to be kept and performed shall be deemed waived unless (a) such claim is asserted by written notice thereof to Landlord or Tenant, as the case may be within one hundred eighty (180) days after the later of (i) the commencement of the alleged default or of the accrual of the cause of action, or (ii) the date the claiming party had actual knowledge of the default or fact on which the claim is based, and (b) unless suit is brought thereon within one (1) year after the later of (i) the accrual of such cause of action, or (ii) the date the claiming party had actual knowledge of the default or fact on which the cause of action is based.

     SECTION 19.17 REASONABLENESS. Except as otherwise provided herein, any consent, action or inaction required to be given (or which may be withheld), done or not done, by any of the parties hereto shall be given (or not withheld), done or not done in a commercially reasonable fashion.

     SECTION 19.18 REAL ESTATE BROKER. Tenant represents that Tenant has not dealt with any broker, finder or other representative in connection with this Lease, and that no broker (or other person or entity) negotiated this Lease or is entitled to any commission in connection herewith. Tenant shall indemnify and save Landlord, and its members, directors, officers, contractors, subcontractors, sub-subcontractors, Mortgagees, agents and employees, harmless from and against any and all loss, cost or damage, including, without limitation, reasonable attorneys' fees, incurred or sustained by any of them in connection with claims made by any broker or finder claiming by, through or under Tenant for a commission or fee in connection with this Lease.

     Landlord represents that Landlord has not dealt with any broker, finder or other representative in connection with this Lease, and that no broker (or other person or entity) negotiated this Lease or is entitled to any commission in connection herewith. Landlord shall indemnify and save Tenant, and its directors, officers, shareholders, contractors, subcontractors, sub-subcontractors, agents and employees, harmless from and against any and all loss, cost or damage, including, without limitation, reasonable attorneys' fees, incurred or sustained by any of them in connection with any claims made by any other broker or finder claiming by, through or under Landlord for a commission or fee in connection with this Lease.

     SECTION 19.20 DELIVERY OF CORPORATE DOCUMENTS. During the period that Tenant or any Permitted Transferee is a publicly traded company, without charge to Landlord during the Term, Tenant shall deliver to Landlord annually, promptly after available, Tenant's 10-K's and promptly following availability during each Lease Year Tenant's 10-Q's in the form the same have been filed with the federal Securities and Exchange Commission.

     If Tenant or any Permitted Transferee ceases to be a publicly traded company, then not more than once each calendar year during the Term, within ten
(10) days after written request by Landlord, Tenant shall deliver to Landlord in connection with any proposed BONA FIDE sale or mortgage of the Demised Premises, copies, certified by Tenant's chief financial officer, of Tenant's balance sheet, income statement and statement of sources and uses for Tenant's then most recently ended fiscal year, and Tenant's immediately preceding two (2) fiscal years ("FINANCIAL STATEMENTS"). In addition, if Tenant or a Permitted Transferee ceases to be a publicly traded company, upon the written request of Landlord to Tenant, Tenant shall deliver to Landlord Tenant's most recent interim or annual Financial Statements, as applicable.

     SECTION 19.21 EXHIBITS; RIDER PROVISIONS. Any Exhibits attached hereto are an integral part hereof, and this Lease shall be construed as though such Exhibits were set forth in full herein. In the event that there are one or more Riders attached to this Lease, then the provisions of such Rider(s) shall take precedent over any conflicting provisions contained herein.

     SECTION 19.22 ATTORNEYS' FEES. In the event of any litigation or judicial action in connection with this Lease or the enforcement hereof, the prevailing party in any such litigation or judicial action shall be entitled to recover all costs and expense of any such judicial action or litigation (including, without limitation, reasonable attorneys' fees) from the other party.

     SECTION 19.23 TIME IS OF THE ESSENCE. Subject to the required notice and applicable cure periods contained in this Lease, time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

     SECTION 19.24 DEVELOPER'S LIABILITIES. Until the last to occur ("DEVELOPER'S GUARANTY TERMINATION") of (i) the Substantial Completion of the Initial Improvements, (ii) all Punch List work required of Landlord pursuant to the provisions of the Work Letter have been fully completed, and (iii) all Warranty Work required of the Landlord pursuant to the provisions of the Work Letter for the Initial Improvements have been fully completed, Developer unconditionally guaranties the full and timely performance and observance of all the payment and performance obligations and all other covenants, conditions and agreement to be performance by Landlord under the terms of this Lease ("GUARANTEED OBLIGATIONS"). If the Landlord does not perform the Guaranteed Obligations, Developer unconditionally and irrevocably covenants and agrees that it shall, at its sole cost and expense, pay all costs and expenses of and discharge all of the Guaranteed Obligations. Tenant may proceed to enforce the provisions of this Section 19.24 against the Developer in the first instance without first proceeding against Landlord or any other person and without first resorting to any self-help rights or privileges of Tenant hereunder or to any other remedies. Developer hereby waives and agrees not to assert or take advantage of any defense based upon any modification or amendment of this Lease, legal disability of Landlord, or any discharge or limitation of liability of Landlord, or any restraint or stay applicable to actions against Landlord (except to the extent they are a Permitted Delay), whether such disability, discharge, limitation, restraint or stay is consensual, or by order of a court or other governmental authority, or arising by operation of law or any liquidation, reorganization, receivership, bankruptcy, insolvency or debtor-relief of Landlord.

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     SECTION 19.25   LANDLORD'S WAIVER OF MODIFICATIONS. Landlord hereby waives and releases during the Term the right to make any alterations or modifications to the Demised Premises, without in each instance first obtaining Tenant's prior written consent, which consent shall not be unreasonably conditioned or delayed if such alteration or modification does not adversely interfere with Tenant's Permitted Use and does not increase or alter the scope or cost of Tenant's Operation, Repairs and Maintenance obligations.

     SECTION 19.26 MEMORANDUM OF LEASE. In the event Tenant desires to record a Memorandum of this Lease, Tenant shall prepare the same and deliver it to Landlord for its review and approval. Landlord shall not unreasonably delay in or withhold its approval, execution and delivery of a Memorandum of this Lease, provided such Memorandum discloses only the Term and other non-financial provisions of this Lease reasonably acceptable to Landlord.

     SECTION 19.27 TENANT'S EXCLUSIVE POSSESSION. Tenant shall have the exclusive right of possession of the Demised Premises during the Term, except for Landlord's (i) performance of those portions of Tenant's Operation, Repair and Maintenance Tenant failed to fully or timely perform, and Landlord's right of inspection as provided in Section 19.1 hereof, (ii) rights pursuant to
Section 10.3 hereof, (iii) obligations pursuant to Articles 11 and 12 hereof, and (iv) right to display the Demised Premises as provided in Section 19.2 hereof.

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                                       59
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     IN WITNESS WHEREOF, each of the parties hereto has caused this Lease to be duly executed as of the day and year first above written.

Landlord:                                   Tenant:

200 CORPORATE DRIVE, L.L.C.,                RAYOVAC CORPORATION,
a Delaware limited liability company        a Wisconsin corporation

By: HDP Asset Co., L.L.C., a Delaware
    limited liability company, a Member

By:   /s/ Gerald A. Pientka                 By:    /s/ Kent J. Hussey
    ------------------------------------         -------------------------------
Its: Authorized Representative              Its:   President and Chief Financial
                                                   Officer
                                                 -------------------------------

Developer:

HIGGINS DEVELOPMENT PARTNERS, L.L.C.,
A Delaware limited liability company

By:   /s/ J.W. Higgins
    ------------------------------------
Its:  Chairman
    ------------------------------------

                              SCHEDULE OF EXHIBITS

Exhibit A -- Legal Description of Land

Exhibit 1.6(a) -- Form of Letter of Credit

Exhibit 2.1 -- Work Letter

     Appendix 2.1(2) - Schedule of Approved Plan Components

     Appendix 2.1(4-A) - Schedule of New Plan Components

     Appendix 2.1(4-B) -- Initial Improvements Final Plans and Specifications
                          (to come)

     Appendix 2.1(7-A) -- Budget

     Appendix 2.1(7-B) -- Schedule of Tenant Funded Tenant Improvements
                          (Mandatory and Optional)

     Appendix 2.1(8-A) -- Schedule of Scope and Lump Sum Cost for Contractor
                          Self Performed Work

     Appendix 2.1(8-B) -- List of Construction Subcontractors Exempt from
                          Bidding

     Appendix 2.1(11) -- Fit-Up Work

Exhibit 2A.4 -- Expansion Plans (to come)

Exhibit 14.1 -- Subordination, Non-Disturbance and Attornment Agreement

Exhibit 16.1 -- Recognized Trade Fixtures

Exhibit 19.9 -- Estoppel Letter